UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☒ Definitive Proxy Statement

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☐ Soliciting Material under §240.14a-12

VROOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 12, 2025

Dear Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Vroom, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 12, 2025, at 3:00 p.m. Eastern Time for the following purposes:

Proposals
1

The election of Robert J. Mylod, Jr., Robert R. Krakowiak, Timothy M. Crow, Michael J. Farello, Laura G. O’Shaughnessy, Matthew J. Pietroforte, Nikul Patel, and Thomas H. Shortt to our Board of Directors, each for a one-year term ending at the 2026 Annual Meeting;

2	The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
3	The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/VRM2025 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker.

While all of the Company’s stockholders are invited to attend the virtual Annual Meeting, only holders of record of our outstanding shares of common stock at the close of business on April 17, 2025, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to investors@vroom.com, stating the purpose of the request and providing proof of ownership of the Company’s common stock. This list of stockholders will also be available on the bottom panel of your screen during the meeting after entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting. In addition to the purposes listed above, we may transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.

Important Information for our Stockholders

It is important that your shares be represented regardless of the number of shares you may hold as of the record date. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope, which is addressed for your convenience and needs no postage if mailed in the United States. We encourage stockholders to submit their proxy via telephone or over the Internet. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. The Company asks your cooperation in promptly submitting your proxy.

ii

YOUR VOTE IS IMPORTANT

If you would like to attend the virtual Annual Meeting, please refer to the logistical information in the section titled “Questions and Answers About the 2025 Annual Meeting of Stockholders.”

By Order of the Board of Directors,

/s/ Anna-Lisa Corrales

Anna-Lisa Corrales

Chief Legal Officer, Chief Compliance Officer and Secretary

April 29, 2025

iii

EXECUTIVE COMPENSATION	26
Narrative Discussion of Executive Compensation	26
Summary Compensation Table	30

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, our business plans, strategies and initiatives, Long-Term Strategic Plan, and the UACC and CarStory businesses, as well as our executive compensation needs and goals, corporate governance and environmental, social and governance (“ESG”) initiatives. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this proxy statement, please see the risks and uncertainties identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, which is available on our Investor Relations website at ir.vroom.com and on the U.S. Securities and Exchange Commission website at www.sec.gov. Additionally, we may provide information herein or elsewhere, including our website or documents accessible thereby, that is not necessarily “material” under the federal securities laws for SEC reporting purposes, including information that is informed by various ESG standards and frameworks (including standards for the measurement of underlying data), and the interests of various stakeholders. Much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change. For example, our disclosures based on any standards may change due to revisions in framework requirements, availability of information, changes in our business or applicable government policies, or other factors, some of which may be beyond our control. All forward-looking statements reflect our beliefs and assumptions only as of the date of this proxy statement. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Finally, any document or website references are provided for convenience and, absent express language to the contrary, are hereby not incorporated by reference.

In this proxy statement, certain prior year amounts have been adjusted to reflect the Company’s 1-for-80 reverse stock split in February 2024, as well as the automatic conversion of the Common Stock at a ratio of 1-for-5 upon emergence from the Prepackaged Chapter 11 Case (as defined herein).

Vroom, Inc.

4700 Mercantile Drive

Fort Worth, Texas 76137

EXECUTIVE SUMMARY

2025 Annual Meeting Information

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Vroom, Inc. (the “Company,” “Vroom,” “we” or “us”) of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 12, 2025 (the “Annual Meeting”), at 3:00 p.m. Eastern Time, and at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/VRM2025 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank or broker.

Only holders of record of outstanding shares of our common stock (our “stockholders”) at the close of business on April 17, 2025 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on April 17, 2025, there were 5,162,873 shares of common stock outstanding.

This proxy statement will be first sent or given to our stockholders as of the Record Date on or about May 2, 2025.

This Executive Summary summarizes and highlights certain information contained in this proxy statement, but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) carefully before voting. Frequently asked questions and logistical information regarding the Annual Meeting are available in the section titled “Questions and Answers About the 2025 Annual Meeting of Stockholders” beginning on page 46.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders To Be Held on June 12, 2025

THIS PROXY STATEMENT AND OUR 2024 ANNUAL REPORT ARE AVAILABLE FOR VIEWING, PRINTING AND DOWNLOADING AT www.proxyvote.com.

Meeting Agenda Items

Proposal	Page Number
Proposal No. 1: To elect Robert J. Mylod, Jr., Robert R. Krakowiak, Timothy M. Crow, Michael J. Farello, Laura G. O’Shaughnessy, Matthew J. Pietroforte, Nikul Patel, and Thomas H. Shortt to our Board of Directors to serve for a one-year term ending at the 2026 Annual Meeting of Stockholders	8
Proposal No. 2: To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	22
Proposal No. 3: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.	25

Director Nominees

	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Director Nominees
Robert J. Mylod, Jr. (Independent Executive Chair)	2015	✓
Timothy M. Crow*	2022	✓
Michael J. Farello	2015	✓
Laura G. O’Shaughnessy	2020	✓
Nikul Patel**	2025	✓
Robert R. Krakowiak (Vice Chair)	2024
Matthew Pietroforte	2025
Thomas H. Shortt	2022

= Committee Chairperson

= Member

* If reelected at the Annual Meeting, Timothy M. Crow is expected to become the Chairperson of the Nominating and Corporate Governance Committee, replacing Laura O’Shaughnessy, who is the current Chairperson.

** If reelected at the Annual Meeting, Mr. Patel is expected to join the Audit Committee and the Nominating and Corporate Governance Committee.

Corporate Governance Highlights

Vroom owns United Auto Credit Corporation (“UACC”), a leading automotive finance company that offers vehicle financing to its customers through third-party dealers under the UACC brand, and CarStory (“CarStory”), a leader in AI-powered analytics and digital services for the automotive industry. The UACC and CarStory businesses have continued to serve their respective third-party customers following the wind-down of Vroom’s used vehicle dealership business in 2024 (the “Ecommerce Wind-Down”), with their operations substantially unaffected by the Ecommerce Wind-Down. On November 13, 2024, Vroom, Inc. entered into a Restructuring Support Agreement and commenced a voluntary proceeding (the “Prepackaged Chapter 11 Case”) under Chapter 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas. On December 2, 2024, the Company’s common stock was suspended from trading on the Nasdaq Global Select Market as a result of our Prepackaged Chapter 11 Case. The Company emerged from the Prepackaged Chapter 11 Case on January 14, 2025. On February 20, 2025, our common stock was relisted and began trading on the Nasdaq Global Market under the ticker symbol “VRM”. Unless the context otherwise requires, references herein to “Vroom”, the "Company”, “we”, “us” or “our” refer to Vroom and its consolidated subsidiaries.

The Company will seek to grow and enhance the profitability of the UACC and CarStory businesses going forward. The Company continues to stay committed to good corporate governance practices that are aimed at protecting and promoting the long-term value of the Company for its stakeholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stakeholders. The following chart provides an overview of our corporate governance practices:

Independent Oversight

▪
Majority independent board with 7 out of 10 current directors deemed independent
▪
Independent Executive Chair of the Board to support and advise management
▪
Regular executive sessions of non-employee directors at Board meetings (chaired by the Chairperson of the Board) and committee meetings (chaired by independent committee chairs)
▪
100% independent Board committees
▪
Active Board and committee oversight of the Company’s strategy and risk management

Board Effectiveness

▪
Directors possess deep and diverse set of skills and expertise relevant to oversight of our business operations and strategy.
▪
Annual assessment of director skills and diversity to ensure Board meets the Company’s evolving needs
▪
Highly engaged Board with current directors having attended over 95% of total number of meetings of the Board and committees on which they serve
▪
Annual Board and committee self-evaluations overseen by the Nominating and Corporate Governance Committee
▪
Onboarding program for all new directors
▪
No fee-shifting provisions

Stockholder Rights	▪ Annual elections of all directors ▪ Single class share structure
Good Governance Practices

▪
Development and periodic review of succession plans for the Chief Executive Officer and other executive officers required pursuant to Corporate Governance Guidelines
▪
Code of Business Conduct and Ethics (our “Code of Conduct”) applicable to directors and all employees, which reinforces our core values and helps drive our workplace culture of compliance with ethical standards, integrity and accountability
▪
All directors and executive officers prohibited from hedging or pledging our securities
▪
Hotline permitting anonymous reporting of violations of our Code of Conduct and other concerns, with any complaints reviewed and investigated by management and reported to the Audit Committee quarterly
▪
Periodic review of Corporate Governance Guidelines and committee charters

PROPOSAL ONE—ELECTION OF DIRECTORS

The Board has nominated Robert J. Mylod, Jr., Robert R. Krakowiak, Timothy M. Crow, Michael J. Farello, Laura G. O’Shaughnessy, Matthew Pietroforte, Nikul Patel, and Thomas H. Shortt as director nominees for election at the Annual Meeting. Current directors Laura W. Lang and Paula B. Pretlow are not standing for reelection to the Board at the Annual Meeting.

Board Recommendation

☑ Our Board unanimously recommends that you vote “FOR” the election of each of Robert J. Mylod, Jr., Robert R. Krakowiak, Timothy M. Crow, Michael J. Farello, Laura G. O’Shaughnessy, Matthew J. Pietroforte, Nikul Patel, and Thomas H. Shortt as directors.

Our Board is currently comprised of ten directors. Our Board has determined to decrease the size of the Board to eight directors following the conclusion of the Annual Meeting. As described in our Restated Certificate of Incorporation (“Certificate of Incorporation”), all director nominees will stand for election for one-year terms that expire at the following year’s annual meeting.

If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named in the proxy card will vote to elect Robert J. Mylod, Jr., Robert R. Krakowiak, Timothy M. Crow, Michael J. Farello, Laura G. O’Shaughnessy, Matthew J. Pietroforte, Nikul Patel, and Thomas H. Shortt as directors. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal. All of our director nominees currently serve on our Board and have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, or for good cause will not serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce its size. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.

Our Board of Directors

Director Biographies

Director nominees to be elected at the Annual Meeting (term to expire in 2026):

Director Since: 2022 Age: 56

THOMAS H. SHORTT

Thomas H. Shortt has served as the Company’s Chief Executive Officer since May 2022 and previously served as the Company’s Chief Operating Officer from January 2022. Since March 1, 2024, Mr. Shortt has also served as the President of UACC. Prior to joining Vroom, Mr. Shortt served as Senior Vice President at Walmart Inc. (“Walmart”) starting in 2018, where he developed the ecommerce supply chain strategy and led improvements through the use of analytics, processes, and systems. Prior to his time at Walmart, Mr. Shortt served as Senior Vice President of Supply Chain at The Home Depot, Inc. starting in 2013, and previously held senior leadership roles with an emphasis on change management and business transformation at ACCO Brands Corporation, Unisource Worldwide, Inc., Fisher Scientific International, Inc. and Office Depot, Inc. Mr. Shortt holds a Bachelor’s degree in Accounting from the University of Akron and is a graduate of the Harvard Business School Advanced Management Program.

We believe that Mr. Shortt’s service as our chief executive officer and his expertise in transformation, ecommerce, operations, supply chain, data analytics and change management qualifies him to serve on our Board of Directors.

Director Since: 2015 Age: 58 Independent Executive Chair of the Board Committee Memberships: • Audit Committee (Chair) • Compensation Committee

ROBERT J. MYLOD, JR.

Robert J. Mylod, Jr. has served as a member of our Board of Directors since September 2015 and Independent Executive Chair of the Board since May 2022. Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. Previously, Mr. Mylod served as Head of Worldwide Strategy & Planning and Vice Chair for Bookings Holdings, Inc., an online travel services provider, from January 2009 to March 2011, and as its Chief Financial Officer and Vice Chairman from November 2000 to January 2009. He currently serves as the Chair of the board of directors and a member of the compensation committee of Booking Holdings, Inc. Mr. Mylod also served as a member of the board of directors and of the audit committee of Redfin Corporation, an online real estate company, from August 2016 to May 2022. He is also a member of the board of directors of several private companies. Mr. Mylod holds a Bachelor of Arts in English from the University of Michigan and a Master of Business Administration from the University of Chicago Booth School.

We believe that Mr. Mylod’s experience as a venture capital investor and a senior finance executive, including having served as the chief financial officer and vice chairman of a large publicly traded online services provider, qualifies him to serve on our Board of Directors.

Director Since: 2024 Age: 54

ROBERT R. KRAKOWIAK

Robert R. Krakowiak has served as a Director and Vice Chair of the Board of Vroom since May 2024. Prior to that, Mr. Krakowiak was Chief Financial Officer and Treasurer of Vroom from September 2021 to May 2024. Prior to that, he served as Chief Financial Officer and Treasurer of Stoneridge Corporation since August 2016 and was appointed as Executive Vice President in October 2018. Prior to joining Stoneridge, Mr. Krakowiak served as Vice President, Treasurer and Investor Relations at Visteon Corporation from 2012 until August 2016. Prior to that, Mr. Krakowiak held various financial positions at Owens Corning from 2005 to 2012. Mr. Krakowiak holds Bachelor of Science and Master of Science degrees in Electrical Engineering from the University of Michigan and an M.B.A. from the University of Chicago Booth School of Business.

We believe that Mr. Krakowiak’s experience as our former Chief Financial Officer, along with his extensive financial, automotive industry and leadership experience, qualifies him to serve on our Board of Directors.

Director Since: 2022 Age: 69 Committee Memberships: • Compensation Committee (Chair) • Nominating and Corporate Governance Committee

TIMOTHY M. CROW

Timothy M. Crow has served on our Board of Directors since October 2022. Mr. Crow is the Chief Executive Officer and Managing Director of Fernwood Holdings, a venture capital investment firm focused on hyper-growth innovators. Mr. Crow has led an accomplished career spanning more than 20 years in human capital management for leading consumer retail companies. From May 2002, Mr. Crow served in roles of increasing responsibility at The Home Depot, Inc., the world’s largest home improvement specialty retailer, culminating in his role as Executive Vice President, Chief Human Resources Officer from February 2007 to July 2017. Prior to that, Mr. Crow served as Senior Vice President, Human Resources of Kmart Corporation, a leading general merchandise retailer, from May 1999 through May 2002. Mr. Crow previously served as a director of Milacron Holdings, Corp., a global leader in the plastic technology and processing industry, where he chaired its Leadership Development and Compensation Committee, and currently serves as a director of a number of private companies. Mr. Crow earned a Bachelor of Arts degree from California State University at Northridge.

We believe that Mr. Crow’s extensive leadership experience, human capital management expertise, and investment experience qualifies him to serve on our board of directors.

Director Since: 2015 Age: 60 Committee Memberships: • Compensation Committee

MICHAEL J. FARELLO

Michael J. Farello has served on our Board of Directors since July 2015. Since 2006, Mr. Farello has served as Managing Partner at L Catterton, a consumer-focused private equity firm. Prior to this, he served as an executive at Dell Technologies, Inc., a global end-to-end technology provider, from 2002 to 2005, and spent twelve years at McKinsey & Company, a management consulting firm. Mr. Farello currently serves as a member of the board of directors of several private companies including FlashParking, Inc. and Hydrow Inc. Mr. Farello holds a Bachelor of Science from Stanford University and a Master of Business Administration from Harvard Business School.

We believe Mr. Farello’s experience in private equity investments and expertise in the consumer sector, along with his service as a director at numerous companies, qualifies him to serve on our Board of Directors.

Director Since: 2020 Age: 47 Committee Memberships: • Nominating and Corporate Governance Committee (Chair) • Audit Committee

LAURA G. O’SHAUGHNESSY

Laura G. O’Shaughnessy has served on our Board of Directors since May 2020. Since December 2022, Ms. O’Shaughnessy has served as the Chief Marketing Officer and Co-Founder of Picnic Group, a data-driven consumer packaged goods company where she oversees the scaling of founder-created consumer packaged goods brands. Ms. O’Shaughnessy is a strategic growth and operations consultant for a number of direct to consumer brands. Previously she was the Chief Executive Officer of SocialCode, LLC, a technology company that manages digital and social advertising for leading consumer brands, which she co-founded in 2009 and led until August 2020. In addition, Ms. O’Shaughnessy oversaw business development and product strategy for the Slate Group, an online publisher, where she specialized in advertising product development and strategic partnerships. Ms. O’Shaughnessy currently serves as a member of the board of directors and of the audit committee and governance committee of Acuity Brands, and on the boards of directors of a nonprofit in Washington, D.C. Ms. O’Shaughnessy holds a Bachelor of Arts in Economics from the University of Chicago and a Master of Business Administration from the MIT Sloan School of Management.

We believe Ms. O’Shaughnessy’s extensive leadership experience, including serving in a chief executive officer role, and digital and technology expertise, qualifies her to serve on our Board of Directors.

Director Since: 2025 Age: 37

MATTHEW J. PIETROFORTE

Matthew J. Pietroforte has served on our Board of Directors since January 2025. He is a Managing Director & Senior Analyst at Mudrick Capital Management, L.P., where he is responsible for analyzing special situation opportunities across a diverse range of industries. Prior to joining Mudrick Capital Management, L.P., Mr. Pietroforte was a Principal at Davidson Kempner Capital Management from 2015 to 2019 where he evaluated special situation investment opportunities. Previously, Mr. Pietroforte worked as an investment banker in the financial restructuring advisory groups at Centerview Partners and Miller Buckfire. Mr. Pietroforte currently serves as a member of the board of directors of Catalina Marketing Corporation. He served on the board of directors of Mudrick Capital Acquisition Corporation II from April 2022 to September 2022. Mr. Pietroforte holds a Bachelor of Arts from Amherst College with a double major in Economics and Psychology, and a Master of Business Administration from the Wharton School at the University of Pennsylvania.

We believe Mr. Pietroforte’s financial sophistication, capital market expertise, and extensive experience investing in a number of privately and publicly held companies, qualify him to serve on our Board of Directors.

Director Since: 2025 Age: 52

NIKUL PATEL

Nikul Patel has served on our Board of Directors since April 2025. Since November 2019, Mr. Patel has served as the Chief Executive Officer and Chair of the Board of Directors of LoanGlide, Inc., an embedded financing platform for personal loans that he co-founded. Prior to this, Mr. Patel held a variety of leadership roles at LendingTree, Inc., from June 2012 to February 2019, including serving as Chief Strategy Officer, Chief Product Officer, Chief Operating Officer, Chief Technology Officer and Senior Vice President Product. From 2012 to 2019, he served in a variety of roles at Intel Corporation. Previously, Mr. Patel also held leadership roles, including President, Products at Bills.com, Inc. and Chief Operating Officer and Vice President at predecessor company Home-Account, Inc., together from 2009 to 2012. In 2003, he co-founded Movoto.com, an online real estate search platform. Mr. Patel has served on the Board of Directors for Data Axle, Inc. since July 2019, for Skyline Champion Homes since July 2022, and for GetAround, Inc. since May 2024. Mr. Patel holds a Bachelor of Science in Electronics and Communication Engineering from Gujarat University, a Master of Science in Computer Engineering from Florida Atlantic University, and a Master of Business Administration from the Wharton School at the University of Pennsylvania. He also holds a Directorship Certification from National Association of Corporate Directors (NACD) and a Cyber-Risk Oversight Program Certification from NACD in partnership with Carnegie Mellon University.

We believe Mr. Patel’s expertise in consumer finance, technology and cybersecurity, as well as in corporate governance and business operations, qualifies him to serve on our Board of Directors.

CORPORATE GOVERNANCE

Governance Overview

We are committed to maintaining robust governance practices and a strong ethical culture that benefit the long-term interests of our stockholders. The Company, with the oversight of the Board, regularly reviews, updates and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder interests, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of our business. Our corporate governance and compliance practices include:

Independent Oversight	Separate Independent Executive Chair of the Board & Chief Executive Officer	Annual Election of all Directors
The Board maintains a majority (currently 7 of 10) of independent directors, including an Independent Executive Chair of the Board and fully independent Board committees.

The roles of the Company’s Board Chair and Chief Executive Officer are separate, providing effective leadership, oversight and direction that optimizes management focus and Board accountability. The Board is led by an Independent Executive Chair in order to support, mentor and advise senior management through a time of transition.

The Board holds annual elections for all directors.

Code of Conduct	Prohibition on Hedging and Pledging	Board and Committee Self-Evaluations
The Company’s Code of Conduct applies to all of our directors, officers and employees, and constitutes a “code of ethics” as defined by Item 406(b) of Regulation S-K.

We prohibit all directors and executive officers from engaging in hedging transactions, including purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, that are designed to hedge or offset any decrease in the market value of the Company’s equity securities. We also prohibit all directors and executive officers from pledging Company securities.

The Nominating and Corporate Governance Committee oversees an annual evaluation of the Board and annual evaluations of its committees in accordance with the charters of each committee.

Compensation Recovery Policy	Diversity of Board of Directors	Independent, Anonymous Complaint Process

The Company maintains a policy that provides it will recover excess incentive-based compensation from current and former executive officers in the event of a required accounting restatement. The policy applies to any incentive-based compensation that would not have been received by executives based upon a restated financial reporting measure attained in the three fiscal years prior to the date on which the Company determines it must issue a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, subject to certain impracticability exceptions.

Based on voluntary self-identification by our directors, our Board currently consists of 3 female directors and 7 male directors, with an age range of 37 to 69, and experience in a variety of industries and business leadership capacities.

The Company maintains a third-party managed hotline (“Hotline”) that permits the anonymous reporting of violations of our Code of Conduct and other concerns. All Hotline submissions are reviewed and investigated by appropriate members of management and reported to the Audit Committee quarterly.

Our Board has adopted our Corporate Governance Guidelines, Code of Conduct and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our committee charters, our Corporate Governance Guidelines and our Code of Conduct in the “Corporate Governance” section of the “Investor Relations” page of our website located at www.vroom.com, or by writing to our Corporate Secretary at our offices at 4700 Mercantile Drive, Fort Worth, Texas 76137.

Board Composition

Our Board currently consists of ten (10) members: Robert J. Mylod, Jr., Robert R. Krakowiak, Timothy M. Crow, Michael J. Farello, Laura W. Lang, Laura G. O’Shaughnessy, Matthew J. Pietroforte, Nikul Patel, Paula B. Pretlow, and Thomas H. Shortt. Ms. Lang and Ms. Pretlow are not standing for re-election at the Annual Meeting. All other directors will stand for election for one-year terms that expire at the 2026 Annual Meeting. Our directors may be removed, with or without cause, by the affirmative vote of the holders of a majority in voting power of the outstanding shares.

Based on voluntary self-identification by our directors, our Board currently consists of three female directors and seven male directors, with an age range of 37 to 69, and experience in a variety of industries and business leadership capacities.

Director Independence

Our Board of Directors has affirmatively determined that Robert J. Mylod, Jr., Timothy M. Crow, Michael J. Farello, Laura W. Lang, Laura G. O’Shaughnessy, Paula B. Pretlow, and Nikul Patel are each an “independent director,” as defined under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”). There are no family relationships among any of our directors or executive officers.

Director Candidates

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may identify potentially qualified director candidates through a number of channels, including soliciting our current directors and executives for the names of potentially qualified candidates or asking directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee of candidates for election as director.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider many factors, including, but not limited to: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise; proficiency in an area of the Company’s operations; diversity of expertise, background, perspective and experience in substantive matters pertaining to the Company’s business relative to other board members; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; collaborative nature and support of the Company’s mission, vision, values and culture; and any other relevant background information, qualifications, attributes or skills. The Board evaluates each candidate in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and backgrounds in these various areas.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to Vroom, Inc., 4700 Mercantile Drive, Fort Worth, Texas 76137, Attn: Nominating and Corporate Governance Committee, c/o Corporate Secretary. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Pre-IPO Voting Agreement

Prior to our initial public offering (“IPO”), we were party to a voting agreement, dated as of November 21, 2019 (the “Voting Agreement”), under which certain holders of our capital stock, including affiliates of L Catterton, agreed to vote their shares of our capital stock on certain matters, including with respect to the election of directors. Robert J. Mylod, Jr. and Michael J. Farello, members of our Board of Directors, and/or certain entities affiliated with them were also parties to the Voting Agreement. Prior to the closing of our IPO and pursuant to the Voting Agreement, L Catterton designated Mr. Farello as a director, the holders of shares of our Series B preferred stock designated Mses. Lang and O’Shaughnessy as directors, and the holders of shares of preferred stock and common stock designated Mr. Mylod as a director. Upon the closing of our IPO, the Voting Agreement terminated and none of our stockholders have any special rights regarding the election or designation of members of our Board of Directors.

Communications From Stockholders

Stockholders and other interested parties may contact an individual director, the Independent Executive Chairperson of the Board, the Board as a group or a specified Board committee or group, including the non-management directors as a group, by writing to the following address: c/o Corporate Secretary, Vroom, Inc., 4700 Mercantile Drive, Fort Worth, Texas 76137. Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We may also refer communications to other departments at the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

Board Leadership Structure

Our Independent Executive Chair of the Board, Robert J. Mylod, Jr., has responsibilities customary for an independent executive chair of the Board, including, without limitation (i) mentoring and advising the Chief Executive Officer and other senior management through a time of transition; (ii) advising the Chief Executive Officer and other senior management regarding the implementation of the Company’s long-term strategy as approved by the Board; and (iii) advising the Chief Executive Officer and other senior management regarding engagement with the Company's stakeholders.

The Company’s current Board leadership structure therefore is comprised of a Chief Executive Officer and an Independent Executive Chair of the Board. The Board believes that this governance structure best reinforces the independence of the Board from management. In addition, the Board believes the Independent Executive Chair is well-positioned to act as a bridge between management and the Board, facilitating the regular flow of information. Among other duties, the Independent Executive Chair may represent the Board in communications with stockholders and other stakeholders and provide input on the structure and composition of the Board. Our Board exercises its judgment in combining or separating the roles of Chair of the Board and Chief Executive Officer and appointing an Executive Chair or Non-Executive Chair as it deems appropriate in light of prevailing circumstances. During its routine review of the Board’s leadership structure, the Board and the Company regularly consider the circumstances under which the roles of Independent Executive Chair of the Board and Chief Executive Officer could most effectively serve the Company’s and its stockholders’ interests if combined. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two. From time to time, the Company engages with security holders throughout the year to learn their perspectives on significant issues, and intends to continue to do so.

The Board believes that, under the Company’s present circumstances, including the execution of the Long-Term Strategic Plan, its current leadership structure, in which the Board is led by an Independent Executive Chair, which is separate from the Chief Executive Officer, best serves the Board’s ability to carry out its roles and responsibilities on behalf of Vroom’s shareholders, including its oversight of management, and Vroom’s overall corporate governance. Our Board believes that an Independent Executive Chair of the Board with prior corporate governance, finance and investment experience, combined with a Chief Executive Officer who manages the day-to-day operations of our Company while also serving as a director, provides our Board with an optimal balance in terms of leadership and structure at this point in time. The Board also believes that the current structure allows our Chief Executive Officer to focus on managing Vroom, while leveraging our Independent Executive Chairperson’s experience to drive accountability at the Board level. The Board periodically reviews its leadership structure to determine whether it continues to best serve Vroom and its stockholders.

Board’s Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities. Management’s involvement in day-to-day risk management enables members of the Company’s disclosure committee, which consists of members of management, to assist our Chief Executive Officer and Chief Financial Officer in the effective design, establishment, maintenance, review, and evaluation of the Company’s disclosure controls and procedures. The Company’s management, led by our Chief Executive Officer and executive team, implements and supervises day-to-day risk management processes. Additionally, management discusses strategic and operational risks at regular management meetings. Senior management reviews these risks with the Audit Committee and the Board at regular meetings.

Our Board of Directors does not have a standing risk management committee, but rather administers its oversight function through the Audit Committee and the Board as a whole. In addition, various standing committees of the Board address risks inherent in their respective areas of oversight. Our Board of Directors also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Audit Committee is responsible for overseeing enterprise risk management, including the management of financial risks and cybersecurity risks; reviewing and discussing the Company’s guidelines and policies with respect to risk assessment and risk management; and discussing with management the steps management has taken to monitor and control these exposures. Our Compensation Committee oversees risks related to the Company’s executive compensation, equity incentive plans and other compensatory arrangements. Our Nominating and Corporate Governance Committee oversees risks associated with our corporate governance framework, succession planning and environmental and social matters. We believe that our Board leadership structure, described above, supports the risk oversight function of the Board. The Board implements its risk oversight function both as a whole and through delegation to Board committees, which meet regularly and report back to the Board.

Code of Conduct

Our Code of Conduct reinforces our core values and helps drive our workplace culture of compliance with ethical standards, integrity and accountability. Our Code of Conduct applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer and principal accounting officer, and constitutes a “code of ethics” as defined by Item 406(b) of Regulation S-K. The Code of Conduct is publicly available at the “Corporate Governance” section of the “Investor Relations” page of our website at www.vroom.com. We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K and the Nasdaq Rules regarding any amendment to, or waiver from, a provision of the Code of Conduct by posting such information on our website, www.vroom.com.

Insider Trading Compliance Policy

We have adopted an Insider Trading Compliance Policy governing the purchase, sale and/or other dispositions of our securities by our directors, officers, and employees. We believe that our Insider Trading Compliance Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. A copy of our Insider Trading Compliance Policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Anti-Hedging Policy

Our Insider Trading Compliance Policy prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Compensation Recovery Policy

Our Board has adopted a Compensation Recovery Policy that is intended to comply with the rules and regulations promulgated by the SEC and Nasdaq listing standards that implement the clawback policy requirements set forth in

Section 10D of the Exchange Act. The policy provides that the Company will recover excess incentive-based compensation from current and former executive officers in the event of a required accounting restatement. The policy generally applies to any incentive-based compensation that would not have been received by executives based upon a restated financial reporting measure attained in the three fiscal years prior to the date on which the Company determines it must issue a restatement to correct an error that is material to previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, subject to certain impracticability exceptions. The Compensation Recovery Policy is overseen and administered by the Compensation Committee. The full text of the Compensation Recovery Policy was included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 11, 2025.

Executive Sessions

The independent members of the Board and independent members of the committees of the Board meet in regularly scheduled executive sessions. Such meetings are presided over by the Independent Executive Chair of the Board or the relevant committee chair.

Attendance by Members of the Board of Directors at Meetings

There were 17 meetings of the Board during the fiscal year ended December 31, 2024, including a number of special meetings related to various corporate matters. During the fiscal year ended December 31, 2024, each then-incumbent director attended more than 95% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which such director was on the Board.

Under our Corporate Governance Guidelines, which is available at the “Corporate Governance” section on the “Investor Relations” page of our website at www.vroom.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to prepare for and attend Board meetings and meetings of committees on which such director serves. Currently, we do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend absent compelling circumstances. All of our then-incumbent directors attended our annual meeting of stockholders held in 2024.

Board Committees

Current Committee Membership
Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Timothy M. Crow*
Michael J. Farello
Laura W. Lang**
Robert J. Mylod, Jr.
Laura G. O’Shaughnessy
Paula B. Pretlow**
Nikul Patel***
Thomas H. Shortt
Matthew Pietroforte
Robert R. Krakowiak

= Committee Chairperson= Member

* If reelected at the Annual Meeting, Timothy M. Crow is expected to become the Chairperson of the Nominating and Corporate Governance Committee, replacing Laura G. O’Shaughnessy, who is the current Chairperson.

** Ms. Lang and Ms. Pretlow are not standing for reelection at the Annual Meeting.

*** If reelected at the Annual Meeting, Mr. Patel is expected to join the Audit Committee and the Nominating and Corporate Governance Committee.

Audit Committee

Met eight times in 2024

Current Committee Members:

Robert J. Mylod, Jr. (Chair)

Laura W. Lang

Laura G. O'Shaughnessy

Paula B. Pretlow

Ms. Lang and Ms. Pretlow are not standing for reelection at the Annual Meeting and will cease to be on the Audit Committee after the Annual Meeting.

The Audit Committee Charter is available under the “Corporate Governance” section of the “Investor Relations” page of our website at www.vroom.com

Primary Responsibilities Include:

•
appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•
obtaining and reviewing reports of our independent registered public accounting firm describing their internal quality control procedures and any issues raised by quality control reviews;
•
discussing with our independent registered public accounting firm their independence from management;
•
confirming the regular rotation of the lead audit partner and reviewing partner of our independent registered public accounting firm as required by law;
•
reviewing with our independent registered public accounting firm the scope and results of their audit, including any issues or difficulties in connection with the preparation of our financial statements and management’s response;
•
approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual consolidated financial statements that we file with Securities and Exchange Commission (“SEC”);
•
reviewing and discussing our earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
•
reviewing our policies on risk assessment and risk management, including financial, cybersecurity and information security risks;
•
setting clear hiring policies for employees or former employees of our independent registered public accounting firm;
•
overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•
reviewing all reports of our independent registered public accounting firm;
•
reviewing related person transactions;
•
overseeing our Code of Conduct and any waivers; and
•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Financial Expertise and Independence

All members of the Audit Committee meet the independence standards of Nasdaq and the SEC, as well as the financial literacy requirements of Nasdaq. The Board has determined that Robert J. Mylod, Jr. qualifies as an “audit committee financial expert” as defined by SEC rules.

Report

The Report of the Audit Committee is included beginning on page 24 of this proxy statement.

Nominating and Corporate Governance Committee Met four times in 2024 Current Committee Members:

Primary Responsibilities Include:

•
identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;
•
overseeing our succession plan for the Chief Executive Officer and other executive officers;

Laura G. O’Shaughnessy (Chair)

Timothy M. Crow

Paula B. Pretlow

Ms. Pretlow is not standing for reelection at the Annual Meeting and will cease to be on the Nominating and Corporate Governance Committee after the Annual Meeting.

If reelected at the Annual Meeting, Mr. Crow is expected to become the Chairperson of the Nominating and Corporate Governance Committee, replacing Ms. O’Shaughnessy.

The Nominating and Corporate Governance Committee Charter is available under the “Corporate Governance” section of the “Investor Relations” page of our website at www.vroom.com.

•
overseeing the evaluation of the effectiveness of our Board of Directors and its committees;
•
overseeing director orientation and education;
•
reviewing and assessing the Board committee structure and leadership structure and recommending changes;
•
reviewing and reassessing the adequacy of our corporate governance policies and practices, including our Corporate Governance Guidelines;
•
overseeing our management development programs for senior executives, including all senior leadership team roles; and
•
overseeing our environmental and social strategy, initiatives, policies and risks, including in the areas of climate change, environmental protection and sustainability, employee health and safety, responsible business practices, corporate social responsibility programs and corporate philanthropy, as well as our external reporting on environmental and social matters, if any.

Independence

The Nominating and Corporate Governance Committee is comprised entirely of directors who are independent under Nasdaq Rules.

Compensation Committee

Met seven times in 2024

Current Committee Members:

Timothy M. Crow (Chair)

Michael J. Farello

Laura W. Lang

Robert J. Mylod, Jr.

Ms. Lang is not standing for reelection at the Annual Meeting and will cease to be on the Compensation Committee after the Annual Meeting.

The Compensation Committee Charter is available under the “Corporate Governance” section of the “Investor Relations” page of our website at www.vroom.com.

Primary Responsibilities Include:

•
reviewing and approving the compensation of our Chief Executive Officer and other executive officers;
•
reviewing and approving the Company’s incentive compensation and equity-based plans;
•
reviewing and approving all employment agreements and severance arrangements for the executive officers;
•
administering and overseeing the Company’s compliance with the compensation recovery policy required by applicable SEC and Nasdaq rules;
•
reviewing and making recommendations to the board of directors regarding director compensation;
•
overseeing matters relating to our human capital management, including the attraction, engagement, development and retention of employees, as well as equitable pay practices; and
•
appointing and overseeing any compensation consultants.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time.

Independence

Each member of the Compensation Committee qualifies as an independent director under Nasdaq’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Section 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Michael J. Farello, Timothy M. Crow, Laura W. Lang and Robert J. Mylod, Jr. No member of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or compensation committee.

SOCIAL RESPONSIBILITY

Vroom published its first corporate responsibility report in 2023. While we have undergone a number of organizational changes, including the Ecommerce Wind-Down, we remain committed to elevating our practices as our business and operations mature.

As noted in our corporate responsibility report, our success in this area depends on collaboration and input from key stakeholders, including our customers, employees, partners, and shareholders. We leverage that collective wisdom to ensure that we are addressing environmental, social, and governance practices in a responsible way to help effectively manage risks and opportunities.

Corporate Culture

We are an equal opportunity employer committed to creating a work environment that presents our employees with the opportunity to succeed in an environment where every person is treated with dignity and respect and is valued for their unique perspective and contributions.

Pay and Benefits

The Company’s pay and benefits practices are informed by market practice and business requirements and guided by key principles. We believe that we work best when every voice is respected and valued. We offer the same core medical benefits package to every employee regardless of position or level in the organization. This is true for voluntary benefits, and short-term and long-term disability coverages as well. Vroom offers paid parental leave of up to 6 weeks (30 business days) to eligible full-time employees for bonding, care and adjustment associated with the birth or adoption of a child. While our base pay, bonus, and equity practices do vary by employment level, we have chosen to have an internal minimum wage above that required by law.

Workforce Health, Safety and Wellbeing

Vroom takes a comprehensive approach to workplace health and safety of our employees. We offer a broad range of health and welfare benefits to support the health and wellbeing of our employees, including Health Advocate, an offering at no cost to the employee that helps them better understand and utilize all of the available benefits. In addition, we provide, at no cost to the employees, an Employee Assistance Program that provides confidential, professional support to help employees lead a happier and more productive life at home and at work, as well as a Work/Life Balance Program that provides guidance from specialists on balancing work/life issues such as childcare, eldercare, and financial management.

Employee Development and Communication

A key part of Vroom’s operating philosophy is ensuring that employees are learning and developing. We offer a number of developmental programs in addition to standard training on compliance-oriented topics such as our Non-Discrimination and Anti-Harassment Policy and Whistleblower Policy. Offerings include content on managing bias, providing effective feedback, utilizing compensation tools, thoughtful self-evaluation, and skills training. We also prioritize ongoing communication with our employees and encourage employees to provide input into our operations through periodic engagement and other surveys as well as informal channels.

Ecommerce Wind-Down

Throughout 2024 and the wind down of its ecommerce business, Vroom maintained its commitment to operate in a socially responsible manner. Our core set of values, as listed below, guided our actions. Those values are summed up as being Customer DRIVEN: obsessive Customer service; Data-driven decision making; unwavering Respect for all people; operating with the highest levels of Integrity; moving with Velocity and innovation to test and develop new approaches; exercising Empathy in all that we do and keeping a Nimble-minded approach to adapt to an ever-changing environment. We also integrated risk management into our daily operations by focusing on a robust training program.

In January 2024, after we initiated the Ecommerce Wind-Down, we maintained our commitment to treating our employees with dignity and respect. We offered all employees salary continuation through notice pay, severance, or a combination of both, as well as eligibility for benefits continuation and outplacement services. In most cases, we also allowed employees to maintain personal electronic devices after proprietary information was rendered inaccessible. The Company also provided multiple follow-up email communications, continued opportunities for 1-1 dialogue, and set up a site for exiting employees that includes job search tips, job leads, and information on accessing benefits and outplacement. While this was a difficult task, we worked to, and continue to work to, provide a supportive environment for our employees.

UACC

UACC operates under a set of values that has guided it for a number of years: accountability for one’s own actions; integrity in what we say and do; fun in the celebration of one another’s successes; consistency of actions and deeds; and service excellence in bringing the best of what we have to our customers every day. UACC’s mission is to provide the best opportunities for its dealers and customers to achieve financial success through hard work, innovation, and great service.

UACC has established a UACC Cares program that is focused on connecting employees with the community in volunteer-related activities. In 2024, UACC Cares successfully organized 29 events including donation drives and coordinated volunteer opportunities to serve in the community at food banks and shelters. It is an honor to support our community and encourage our employees to make a positive impact through volunteering, recognizing the value it brings to both our team members and the community.

At UACC, the leadership team works to maintain a culture of compliance and a program that is comprehensive and adaptable to changing regulations, primarily with those related to consumer lending. UACC’s successful compliance track record is due to a comprehensive Compliance Management System with numerous oversight initiatives, centralized complaint management system and a dedicated complaint response team. As part of the Compliance Management System, UACC has a rigorous testing environment, comprehensive review process and continuous refinement informed by internal testing outcomes. The annual Compliance Risk Assessment serves as the cornerstone of our Testing Program, ensuring proactive identification and mitigation of compliance risks. Through these measures, UACC remains committed to upholding regulatory standards and delivering excellence in consumer protection.

Corporate Governance

We are committed to maintaining robust governance practices and a strong ethical culture by regularly reviewing, updating and enhancing our governance practices and compliance and training programs.

In 2023, the Board approved and adopted a compensation recovery policy intended to comply with the applicable SEC and Nasdaq rules, and the Compensation Committee updated its list of duties and responsibilities to include administration and oversight of the compensation recovery policy.

In 2025, the Board approved certain amendments to the Company’s Insider Trading Compliance Policy that, among other things, updated pre-clearance procedures of trades made by entities affiliated with directors of the Company.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of RSM is not required, we value the opinions of our stockholders and believe that stockholder ratification of the appointment is a good corporate governance practice.

RSM has served as the independent registered public accounting firm for UACC since 2010, and our Audit Committee approved the appointment of RSM to serve as Vroom’s independent registered public accounting firm on April 26, 2024. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. In addition, the Audit Committee ensures the regular rotation of the lead audit partner.

Changes in Independent Registered Accounting Firm

As previously disclosed, in April 2024, the Audit Committee of the Board conducted a selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Committee solicited proposals from both PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023, and RSM, the current independent auditor for the Company’s subsidiary, United Auto Credit Corporation.

As a result of this process, following the review and evaluation of proposals from the participating firms, on April 26, 2024, the Audit Committee approved the appointment of RSM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to the completion of their routine client acceptance procedures. On the same date, the Audit Committee dismissed PwC as the Company’s independent registered public accounting firm immediately after the filing of the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2024 with the SEC. The Company authorized PwC to respond fully to the inquiries of the successor auditors.

The audit reports of PwC on the Company’s financial statements as of and for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except in the year ended December 31, 2023, the report included an emphasis of matter paragraph regarding the Company’s 2024 Value Maximization Plan, pursuant to which the Company discontinued its ecommerce operations and wound down its used vehicle dealership business.

During the fiscal years ended December 31, 2023 and December 31, 2022, and the subsequent interim period through April 26, 2024, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the disclosures included in its Current Report on Form 8-K filed with the SEC on April 29, 2024 (the “Current Report”) and requested that PwC furnish a letter addressed to the SEC stating whether it agrees with the statements made in the Current Report. This letter was filed as Exhibit 16.1 to the Current Report.

During the Company’s fiscal years ended December 31, 2023 and December 31, 2022, and during the subsequent interim period from January 1, 2024 through April 26, 2024, neither the Company nor anyone on its behalf consulted with RSM regarding:(i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that RSM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

A representative of RSM is expected to attend the Annual Meeting, will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions from stockholders.

In the event that the appointment of RSM is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2026. Even if the appointment of RSM is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of Vroom.

Board Recommendation

☑The Board recommends a vote “FOR” the ratification of the appointment by the Audit Committee of RSM as our independent registered public accounting firm for the year ending December 31, 2025.

Principal Accountant Fees and Services

The following table summarizes the fees RSM, our current independent registered public accounting firm, and PwC, our prior independent registered public accounting firm, billed to us for 2024 (by both RSM and PwC) and 2023 (by PwC).

	2024(4)	2023
Audit Fees (1)	$621,400	$2,100,000
Tax Fees (2)	$58,617	$0
All Other Fees (3)	$214,632	$2,132
Total Fees	$894,649	$2,102,132

(1)
Audit Fees include professional services rendered for the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, related accounting consultations, and services provided in connection with our regulatory filings.
(2)
Tax Fees include the aggregate fees billed for services rendered for tax compliance, research and development, tax advice, and tax planning.
(3)
All Other Fees include aggregate fees billed for services provided by the independent registered public accounting firm other than those disclosed above, including assistance with filing Forms S-1 and S-8, and access to online accounting and tax research software applications.
(4)
Audit Fees of $621,400 included $471,400 billed by RSM and $150,000 billed by PwC. Tax Fees of $58,617 were billed by RSM. All Other Fees of $215,632 included $112,500 billed by RSM and $102,132 billed by PwC.

Pre-Approval Policies and Procedures

The Audit Committee charter provides that the Audit Committee shall approve or pre-approve all auditing services (including but not limited to internal control-related services) and all permitted non-audit services by the Company’s independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. During 2024, all audit and audit-related services provided to us were pre-approved by the Audit Committee. The Audit Committee also reviewed non-audit services provided by RSM during 2024 and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.

Report of the Audit Committee

The information contained in this Report of the Audit Committee shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2024, and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Robert J. Mylod, Jr. (Chair)

Laura W. Lang

Laura G. O'Shaughnessy

Paula B. Pretlow

PROPOSAL Three—APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE compensation of our named executive officers

Background

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a‑21 under the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company's named executive officers identified in the section titled "Executive Compensation" set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders hereby approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the section titled “Executive Compensation,” the Summary Compensation Table and the other related tables and disclosures.”

We believe that our compensation programs and policies for the year ended December 31, 2024 were an effective incentive for the achievement of the Company’s goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation philosophy are provided in the section titled “Executive Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between Company and individual achievement.

This vote is merely advisory and will not be binding upon the Company, our Board or our Compensation Committee, nor will it create or imply any change in the duties of the Company, our Board or our Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.

At our Annual Meeting of Stockholders held on June 24, 2021, our stockholders recommended, on a non-binding advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, our Board determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2026 Annual Meeting.

Board Recommendation

☑ Our Board unanimously recommends a vote “FOR” for the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

EXECUTIVE COMPENSATION

Narrative Discussion of Executive Compensation

The following is a narrative discussion of elements of our executive compensation program. In 2024, our “named executive officers” and their positions were as follows:

• Thomas H. Shortt, Chief Executive Officer and Director;

• Agnieszka Zakowicz, Chief Financial Officer;

• Anna-Lisa C. Corrales, Chief Legal Officer, Chief Compliance Officer, and Secretary;

• Robert R. Krakowiak, former Chief Financial Officer; and

• Patricia Moran, former Chief Legal Officer and Secretary

Our Board of Directors named Agnieszka Zakowicz as Chief Financial Officer of the Company as of May 17, 2024. She succeeded Robert R. Krakowiak, who ceased service as Chief Financial Officer and Treasurer with the Company effective May 17, 2024, and commenced service as a member of the Board of Directors. In addition, the Board of Directors named Anna-Lisa C. Corrales as Chief Legal Officer, Chief Compliance Officer, and Secretary as of August 23, 2024. She succeeded Patricia Moran, whose employment with the Company terminated effective August 23, 2024. Following the termination of her employment, Ms. Moran continued to provide transition services to the Company as described under the section titled “Executive Severance Arrangements.”

This disclosure discusses our 2024 executive compensation program, which was in place prior to our emergence from bankruptcy, as well as certain elements of executive compensation granted in 2025 as we develop our post-emergence program while considering the current external environment.

Each of the key elements of our executive compensation program is discussed in more detail below.

Compensation Philosophy and Objectives

Our compensation philosophy is driven by the need to attract and retain top executive talent, while ensuring that compensation aligns with our corporate and financial objectives and the long-term interests of our stockholders. We have provided compensation packages that we view as fair and competitive and that are designed to incentivize our skilled executives to drive market-leading turn-around performance, as our ability to meet and exceed our business goals depends on the commitment and contributions of each executive.

Our compensation programs for our executives have historically been weighted towards rewarding both short-term and long-term performance through a mix of cash and equity incentives, providing the executives with an opportunity to share in the appreciation of our business over time.

Our executive compensation program is designed to weigh variable compensation (both cash and equity) more heavily for our senior executives, such that there is a positive correlation between an executive’s seniority, role and responsibilities, and the proportion of his or her compensation that is “at-risk.”

Determination of Compensation and Compensation Practices

Our Compensation Committee administers the executive compensation program for our named executive officers and other executives within the Company, ensuring alignment with our executive compensation philosophy. Our Compensation Committee is responsible for reviewing and approving the compensation of our executives, approving and administering our cash and equity incentive plans, including setting vesting conditions and performance metrics for awards and determining the amounts of the awards granted to our executive officers. Our Compensation Committee is also responsible for reviewing and providing recommendations to our Board of Directors regarding the compensation of our directors.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities.

Effective June 2024, the Compensation Committee engaged Semler Brossy, a compensation consulting firm, to serve as the Compensation Committees consultant and to assist with the Company’s executive compensation program. Subsequently, effective November 2024, the Compensation Committee engaged Mark Reilly with The Overture Alliance (“Overture”), a compensation consulting firm, to serve as the Compensation Committee’s consultant and provide advice and assistance on compensation matters pertaining to our executive officers and non-employee directors. Overture provided advice with respect to post-emergence compensation. Overture reports directly to the Compensation Committee, which has considered the adviser independence factors required under SEC rules as they relate to Overture and determined that Overture’s work does not raise a conflict of interest.

The Compensation Committee also considers other factors when making compensation decisions concerning its executive officers and non-employee directors, including individual qualifications and expertise, responsibilities, particular industry and market conditions, and complexity of the position. More specifically, our Compensation Committee considers the performance of the Company’s named executive officers, the individual’s historic compensation and any retention concerns, and the Chief Executive Officer’s recommendations (in the case of named executive officers other than the Chief Executive Officer), before determining the compensation arrangement for each of them.

Elements of the Company’s Executive Compensation Program

We design the principal components of our executive compensation program to fulfill one or more of the compensation objectives described above. For the year ended December 31, 2024, the compensation of our named executive officers generally consisted of:

• Base salary;

• Annual performance-based cash bonus opportunities;

• Equity incentive compensation;

• Certain severance benefits;

• Participation in our 401(k) Plan; and

• Health and welfare benefits.

These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent, which is fundamental to our success, reward executives based on performance, and align executives with the interests of our stockholders.

Base Salaries

Our named executive officers receive a base salary to compensate them for the services they provide to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Mr. Shortt’s annual base salary was $775,000 for 2024. Ms. Zakowicz was named Chief Financial Officer on May 17, 2024, at which time her salary was set at $375,000. Ms. Corrales was named Chief Legal Officer, Chief Compliance Officer and Secretary as of August 23, 2024, and her salary was set at $360,000. On February 19, 2025, the Compensation Committee approved a subsequent increase in Ms. Corrales’s salary to $375,000, effective as of March 23, 2025. Prior to the appointment of Ms. Zakowicz and Ms. Corrales, effective February 1, 2024, Mr. Krakowiak’s salary was increased from $565,000 to $650,000, and Ms. Moran’s salary was increased from $460,000 to $600,000.

Bonus Compensation and Other Payments

Pursuant to our compensation structure that aligns executive compensation to both market and internal equity targets, our executives are eligible to earn an annual cash performance bonus. For 2024, Mr. Shortt’s bonus target was 150% of his base salary. Ms. Zakowicz’s bonus target was set at 50% when she was named Chief Financial Officer as of

May 17, 2024. Ms. Corrales’s bonus target was set at 50% when she was named Chief Legal Officer, Chief Compliance Officer and Secretary as of August 23, 2024. Mr. Krakowiak’s bonus target was 75% of base salary and Ms. Moran’s bonus target was 60% of base salary, respectively, for 2024, though neither executive would have been eligible to receive an annual bonus for 2024 due to such executive’s termination of employment.

For 2024, the Compensation Committee determined that, in order for any bonus to be funded, the Company would have to efficiently implement the Value Maximization Plan, pursuant to which, among other actions, the Company wound down the ecommerce business in order to preserve liquidity and maximize stakeholder value through UACC and CarStory. Based on a review of the Company’s performance in 2024, the Compensation Committee approved the funding of the annual bonuses under the 2024 bonus program at 100% of target. As result, Mr. Shortt received a bonus of $1,162,500, Ms. Zakowicz received a bonus of $177,020, and Ms. Corrales received a bonus of $115,452, respectively.

Equity Compensation

In connection with our IPO, we adopted the 2020 Incentive Award Plan, or the 2020 Plan (as amended from time to time). We believe using long-term incentive compensation provides our named executive officers and other employees the opportunity to participate in the equity appreciation of our business, incentivizes them to work towards Vroom’s long-term performance goals and aligns them with the interests of our stockholders. We believe that such awards function as a compelling incentive and retention tool. The outstanding equity awards held by our named executive officers as of the end of fiscal year 2024 are included in the Outstanding Equity Awards at Fiscal Year End Table below.

In 2024, we granted the following equity awards to our named executive officers under the 2020 Plan:

	Grant Date	Award Type	# of Shares(1)(2)
Mr. Shortt	3/08/2024	Restricted Stock Units (“RSUs”)	450
Ms. Zakowicz	3/08/2024	RSUs	53
Ms. Moran	3/08/2024	RSUs	100
Mr. Krakowiak	3/08/2024	RSUs	217

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(1) Share counts reflect the automatic conversion at a ratio of 1-for-5 in connection with the Company’s emergence from bankruptcy and adjustment to reflect such awards now cover the new common stock for the post-emergence company.

(2) At the time of grant, the RSUs were scheduled to vest in full in March 2025, subject to continued employment through each applicable vesting date.

Post-Emergence Awards

Pursuant to the Prepackaged Plan of Reorganization of Vroom, Inc. under Chapter 11 of the Bankruptcy Code, the 2020 Plan was amended to increase the number of shares reserved for issuance under the 2020 Plan to account for the proposed post-emergence management incentive program, which accounts for 15% of the fully-diluted shares of new common stock as of immediately following effectiveness, inclusive of the Warrants, the management incentive program and the converted existing equity awards: 10% was to be allocated for awards of RSUs and 5% was to be allocated for awards of stock options. On March 12, 2025, we granted 287,949 RSUs and 259,400 stock options to Mr. Shortt and granted 30,743 RSUs and 10,000 stock options to Ms. Corrales, respectively.

The RSUs vest on or around the fourth annual anniversary of the date the Company emerged from the Prepackaged Chapter 11 Case (the “Post-Emergence Vesting Commencement Date”) and the options vest as to 25% on the first anniversary of the grant date and as to 75% in three ratable installments on each of the second, third and fourth anniversaries of the Post-Emergence Vesting Commencement Date, in each case subject to the holder’s continued service through the applicable vesting dates. The options have a per share exercise price as follows: (a) 50% with a per share exercise price equal to $45.70, and (b) 50% with a per share exercise price equal to $60.95. In the event of a change in control, where the per share price received by the stockholders in connection with such change in control equals or exceeds $45.70, 100% of such awards held by Mr. Shortt and 50% of the awards held by Ms. Corrales will fully accelerate. In addition, in the event Mr. Shortt’s employment is terminated by the Company without “cause” or by him for “good reason” on or prior to the first anniversary of the Post-Emergence Vesting Commencement Date with respect to the RSUs or the first anniversary of the grant date with respect to the options, 25% of the RSUs and options, and following such date, a pro-rated number of RSUs and options based on Mr. Shortt’s period of employment during the vesting period, will accelerate. In addition, in the event of such a qualifying termination, the options will remain outstanding through their original expiration date. In the event Ms. Corrales’s employment is terminated by the Company without “cause” or by her for “good reason,” a pro-rated number of RSUs and options based on Ms. Corrales’s period of employment during the vesting period will accelerate. In addition, in the event of such a qualifying termination, the options will remain outstanding through the earlier of the three years following the date of the termination or the expiration date of the options. These options and RSUs are not subject to any of the acceleration terms set forth in the Executive Severance Plan.

Equity Grant Practices

We do not time the granting of equity awards with any favorable or unfavorable news released by the Company. We do not take material nonpublic information into account when determining the timing and terms of equity awards or for the purpose of affecting the value of executive compensation. Proximity of any awards to an earnings announcement or other market events is coincidental. In the event material nonpublic information were to become known to the Compensation Committee before the grant of an equity award, the Compensation Committee would consider the information and use its business judgment to determine whether to delay the grant to avoid any appearance of impropriety.

Other Elements of Compensation

2024 Retention Arrangements

In light of the Ecommerce Wind-Down, on March 8, 2024, the Compensation Committee approved retention letter agreements (each, a “Retention Agreement”) with each of Mr. Shortt, Ms. Zakowicz, Mr. Krakowiak, and Ms. Moran providing for: (i) an amendment to each executive’s outstanding RSUs, which were scheduled to vest in 2024, 2025 and 2026, to vest instead in full in March 2025, subject to the executive’s continued employment through such date (the “RSU Vesting Amendment”) or earlier acceleration on a termination without Cause or for Good Reason (each as defined in the Retention Agreement); (ii) in consideration of the executives’ agreement to the RSU Vesting Amendment, a grant of additional RSUs with respect to 450, 53, 217, and 100 shares of common stock, respectively, with the same vesting terms; and (iii) an extension of the post-termination exercise period of any outstanding vested stock options held by such executive in the event of the executive’s termination without Cause or for Good Reason through the original expiration date of such options. In addition, Mr. Shortt’s and Ms. Zakowicz’s Retention Agreements provide that they will be eligible to earn a retention bonus of $1,000,000 and $175,000, respectively, payable in five equal installments on or shortly following each date of filing of the Company’s annual report on Form 10-K for fiscal year 2023, the quarterly reports on Form 10-Q for each of the first three fiscal quarters of fiscal year 2024, and the Company’s annual report on Form 10-K for fiscal year 2024, subject to the employee’s continued service on the applicable payment date.

Retirement Plans

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we do not provide any matching contributions in the Vroom Inc 401(k) plan. We do not maintain any defined benefit pension plans or deferred compensation plans for our named executive officers.

Employee Benefits

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

• medical, dental, vision, and healthcare advocacy benefits;

• medical care flexible spending accounts and health savings accounts;

• employee assistance program (EAP);

• short-term and long-term disability insurance; and

• life and accidental death and dismemberment insurance.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2024, and December 31, 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Thomas H. Shortt	2024	780,962	1,962,500	(3)	28,215	0	0		2,771,677
Chief Executive Officer and Director	2023	751,923	0		1,584,000	0	0		2,335,923
Agnieszka Zakowicz	2024	358,846	317,020	(3)	3,323	0			679,189
Chief Financial Officer
Anna-Lisa C. Corrales	2024	235,019	115,452	(4)	28,215	0	159,211	(5)	537,897
Chief Legal Officer, Chief Compliance Officer and Secretary
Robert R. Krakowiak(6)	2024	242,481	0		13,606	0	670,060	(7)	926,147
Former Chief Financial Officer	2023	552,692	0		704,000	0	0		1,256,692
Patricia Moran	2024	379,923	0		6,270	0	602,626	(8)	988,819
Former Chief Legal Officer and Secretary	2023	449,231	0		352,000	0	0		801,231

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(1) Amounts reflect the actual base salary paid to each named executive officer in respect of 2024 and 2023, as applicable.

(2) The amounts reflect the full grant-date fair value of restricted stock unit awards granted during 2024 and 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all restricted stock unit awards as made to executive officers in 2024 in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 (filed with the Securities and Exchange Commission on March 11, 2025).

(3) Amounts represent 2024 annual bonuses paid in March 2025 under the Company’s 2024 annual discretionary bonus program and the actual retention bonus installment payments (4 of 5) paid commensurate with the retention agreements between each executive and the Board of Directors executed on March 11, 2024. Each Retention Bonus is payable in five equal installments on or shortly following each date of filing of the Company’s annual report Form 10-K for the fiscal year 2023, the quarterly reports on Form 10-Q for each of the first three quarters of fiscal year 2024, and the Company’s annual report of Form 10-K for the fiscal year 2024, subject to the executive’s continued service with the Company.

(4) Amounts represent 2024 annual bonuses paid in March 2025 under the Company’s 2024 annual discretionary bonus program.

(5) Amount reflects (i) a transition payment received for $27,083 for working through the designated period per her separation agreement in support of the business restructuring announced in January 2024, (ii) notice period compensation and severance paid for $113,750 resulting from Ms. Corrales’s separation of employment, and (iii) compensation for consulting services of $18,378 during the period from May 29, 2024 through August 22, 2024, when Ms. Corrales performed work for the Company in a contractor capacity before returning as an employee.

(6) Effective May 17, 2024, Robert R. Krakowiak ceased his service as Chief Financial Officer, Treasurer and principal financial officer of the Company. On May 6, 2024, the Board appointed Mr. Krakowiak as a member of the Board of the Company.

(7) Amount reflects severance compensation of $650,000 paid subsequent to Mr. Krakowiak separating from employment with us and the value of $20,060 for Company-paid COBRA continuation coverage premiums.

(8) Amount reflects severance of $600,000 paid subsequent to Ms. Moran separating from employment with us, effective August 23, 2024 and the value of $2,626 for Company-paid COBRA continuation coverage premiums.

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2024.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Thomas Shortt	3/5/24						450	(8)	$11,700
	3/20/23						4,500	(7)	$117,000
	5/09/22	1,000	500	(4)	$3,000	5/9/2032	3,000	(5)	$78,000
	1/03/22						218	(3)	$5,663
Robert Krakowiak	3/8/24						217	(8)	$5.642
	3/20/23						2,000	(7)	$52,000
	5/20/22	500	249	(4)	$3,000	5/20/2032	1,250	(5)	$32,500
	9/30/21						68	(6)	$1,768
Patricia Moran	3/8/24						100	(8)	$2,600
	3/20/23						1,000	(7)	$26,000
	5/20/22						1,000	(5)	$26,000
	2/06/19	562		0	$1,684	2/6/2029
Agnieszka Zakowicz	3/8/24						53	(8)	$1,383
	3/20/23						437	(7)	$11,362
	7/25/22						350	(5)	$9,100
	6/13/22						75	(9)	$1,950
	2/6/19	75	0		$1,684	2/6/2029
Anna-Lisa Corrales	6/13/23						155	(4)	$4,030
	3/20/23						72	(4)	$1,872
	6/13/22						28	(4)	$728
	1/13/20	225	0		$4,184	12/2/2029

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(1) All option exercise prices and share counts reflect an automatic conversion of the prior common stock at a ratio of 1-for-5 in connection with the Company’s emergence from bankruptcy and adjustment to reflect that such awards now cover the new common stock of the post-emergence company.

(2) Market values reflect the closing price of our common stock quoted on the over-the-counter (OTC) market on December 31, 2024, which was $5.20, subsequently adjusted for the automatic conversion of the prior common stock at a ratio of 1-for-5 in connection with the Company’s emergence from bankruptcy on January 14, 2025, resulting in an adjusted market value of $26.00

(3) At the time of grant, the RSUs were scheduled to vest over a period of three years in equal installments on the first three anniversaries of the vesting commencement date (January 3, 2022) subject to continued employment through each applicable vesting date. On March 8, 2024, the outstanding RSUs were amended to vest in full in March 2025, subject to the executive’s continued employment through the date vesting. See “2024 Retention Arrangements” above.

(4) The options vest over a period of three years in equal annual installments on the first three anniversaries of the grant date subject to the executive’s continued employment through each applicable vesting date

(5) At the time of grant, the RSUs were scheduled to vest on the third anniversary of the grant date, subject to continued employment through such date; provided, that there will be an opportunity for the RSU grant to vest on an accelerated basis in 1/3 increments if the Company achieves and sustains a closing price at or above $600 per share for twenty consecutive trading days during the three-year vesting period; a closing price at or above $1,200 per share for twenty consecutive trading days in the second or third years of the vesting period; and a closing price at or above $1,680 per share for twenty consecutive trading days during the third year of the vesting period. On March 8, 2024, the outstanding RSUs were amended to vest in full in March 2025, subject to the executive’s continued employment through the date vesting. See “2024 Retention Arrangements” above.

(6) The RSUs vest over a period of three years in equal annual installments on the first three anniversaries of the vesting commencement date (September 13, 2021) subject to continued employment through each applicable vesting date. On March 8, 2024, the outstanding RSUs were amended to vest in full in March 2025, subject to the executive’s continued employment through the date vesting. See “2024 Retention Arrangements” above.

(7) The RSUs vest over a period of three years, as to 40% on the first anniversary of the grant date, and as to 30% on each of the second and third anniversaries of the date of grant, in each case subject to the executive’s continued employment through such date. On March 8, 2024, the outstanding RSUs were amended to vest in full in March 2025, subject to the executive’s continued employment through the date vesting. See “2024 Retention Arrangements” above.

(8) On March 8, 2024, additional RSUs were granted in consideration of the executive’s agreement to the “2024 Retention Arrangement” (noted above). The grant vests in full in March 2025, subject to the executive’s continued employment through the date vesting.

(9) At the time of grant, the RSUs were scheduled to vest over a period of three years in equal installments on the first three anniversaries of the vesting commencement date (May 20, 2023) subject to continued employment through each applicable vesting date. On March 8, 2024, the outstanding RSUs were amended to vest in full in March 2025, subject to the executive’s continued employment through the date vesting. See “2024 Retention Arrangements” above.

Summary of Potential Payments and Benefits

Executive Severance Arrangements

Under the terms of the Vroom, Inc. Amended and Restated Executive Severance Plan (the “Executive Severance Plan”), as amended and restated on March 8, 2024, our senior executives, including our named executive officers, may receive severance benefits in connection with certain terminations of employment.

Under the terms of the Executive Severance Plan, as amended effective March 8, 2024, in the event a covered employee is terminated without cause, or a covered employee terminates his or her employment for good reason, then such person will be entitled to receive:

• An amount equal to the Severance Amount (as defined below), payable in substantially equal installments in accordance with the Company’s regular payroll practices during the period beginning from the date of such person’s separation from service to the Company and ending at the end of the Severance Period (as defined below);

• For the duration of the “COBRA Continuation Period” (defined as eighteen (18) months after the person’s separation from service to the Company, in the case of the Chief Executive Officer, and twelve (12) months after the person’s separation from service to the Company, in the case of all other covered employees), payments equal to the cost of such persons and his or her covered dependents’ health insurance coverage under COBRA; and

• Accelerated vesting of such person’s outstanding equity to the extent provided in any written agreement between such person and the Company. Please see the “Executive Compensation Arrangements” section above for a description of such terms.

• “Severance Amount” is defined as (i) for the Chief Executive Officer, the product of (A) the sum of the person’s (i) base salary rate immediately prior to the person’s separation from service (without accounting for any reduction that would constitute Good Reason, as defined in the Executive Severance Plan) (“Base Salary Rate”) and (ii) target annual bonus in effect as of March 8, 2024 (i.e. 150% of the person’s base salary), multiplied by (B) one and a half (1.5); and (ii) for all other covered employees, an aggregate amount equal to twelve (12) months of the person’s Base Salary Rate.

• “Severance Period” is defined as a period that commences upon the date of the person’s termination of employment and that ends after the lapse of four (4) months.

In the event a covered employee is terminated upon a change of control, then such person will be entitled to receive:

• A lump sum cash payment equal to the Severance Amount (for only the Chief Executive Officer) or 1.5 times such person’s Base Salary Rate in effect immediately prior to his or her separation from service to the Company (for all other covered employees);

• For all covered employees other than the Chief Executive Officer, an amount equal to such person’s annual bonus assuming achievement of any applicable performance goals or objectives, prorated for the number of days the person was employed during that calendar year;

• For the duration of the COBRA Continuation Period, payments equal to the cost of such person’s and his or her covered dependents’ health insurance coverage under COBRA; and

• Full acceleration and, if applicable, exercisability of all equity awards held by such person as of the date of termination. With respect to performance-based awards, vesting will be calculated assuming achievement of performance goals or objectives at the greater of actual performance or 100%.

Receipt of severance benefits upon termination by the Company without cause, by the executive for good reason or upon a change of control is subject to: (a) the covered employee’s compliance with certain restrictive covenants, including (i) holding the Company’s secret or confidential information in a fiduciary capacity and (ii) non-compete and non-solicitation provisions for the duration of the Restricted Period (as defined below); and (b) the covered employee’s execution of a general release of claims against the Company, its affiliates and their stockholders, directors, officers, employees, agents, successors and assigns. “Restricted Period” means eighteen (18) months after separation from service to the Company, in the case of the Chief Executive Officer, and twelve (12) months after separation from service to the Company, in the case of all other covered employees.

In addition, in the event of death or disability, a covered person will be entitled to receive payments equal to the cost of the person’s and his or her covered dependents’ health insurance coverage under COBRA for the duration of the COBRA Continuation Period, as well as immediate vesting of all of the person’s time-based equity awards.

The Executive Severance Plan, as amended in March 2024, also clarifies that a Competing Business (as defined in the Executive Severance Plan) includes a business engaged in financing motor vehicles in order to reflect changes to the Company’s business activities since the original effective date of the Executive Severance Plan.

Separation and Consulting Agreement with Patricia Moran

Effective as of August 23, 2024 (the “Moran Separation Date”), the Company entered into a separation agreement with Patricia Moran, pursuant to which she ceased employment as Chief Legal Officer and from any other officer or director position she held with the Company or any of its affiliates, except that, following the Moran Separation Date, Ms. Moran was retained to provide consulting services at a rate of $500 per hour. Ms. Moran’s consulting period (the “Consulting Period”) was to commence on the Moran Separation Date and end on the earliest of (i) the one-year anniversary of the Moran Separation Date, (ii) the date Ms. Moran notifies the Company in writing that the Consulting Period shall terminate for any reason, (iii) the date Ms. Moran ceases to provide, or remains available to provide, the consulting services, or (iv) the date the Company terminates her consulting services following thirty (30) days advance notice except in the case of a termination for Cause (as defined in the Severance Plan). During the Consulting Period, Ms. Moran is eligible to vest in the equity awards she held as of the Moran Separation Date and the post-termination exercise period of any vested outstanding stock options was also to extend through the original expiration date of such options.

In consideration for Ms. Moran’s execution of a general release of claims, in accordance with the terms of the Company’s Executive Severance Plan, Ms. Moran received cash severance equal to twelve months’ base salary and subsidized health, dental and vision care coverage for up to twelve months. In consideration for the severance benefits, Ms. Moran is subject to certain post-employment restrictions, including restrictions on competitive activities and non-solicitation of employees and customers of the Company for twelve months and a perpetual confidentiality covenant.

Separation and Transition Agreement with Robert Krakowiak

Effective as of May 17, 2024 (the “Transition Date”), the Company entered into a separation agreement with Robert Krakowiak, which provides that, effective as of the Transition Date, he ceased service as Chief Financial Officer and Treasurer, and he would provide transition of duties as may be reasonably requested by the Company through July 16, 2024 (the “Krakowiak Separation Date”). Mr. Krakowiak’s outstanding equity awards continue to vest while he provides services to us. In addition, the post-termination exercise period of any vested outstanding stock options was also extended through the original expiration date of such options.

In consideration for Mr. Krakowiak’s execution of a general release of claims, in accordance with the terms of the Company’s Executive Severance Plan, Mr. Krakowiak received cash severance equal to twelve months’ base salary and subsidized health, dental and vision care coverage for up to twelve months. In consideration for the severance benefits, Mr. Krakowiak is subject to certain post-employment restrictions, including restrictions on competitive activities and non-solicitation of employees and customers of the Company for twelve months.

Employment Agreement with Thomas H. Shortt

Mr. Shortt, our Chief Executive Officer, is party to an employment agreement dated May 9, 2022. The severance terms set forth in Mr. Shortt’s employment agreement were superseded by the Executive Severance Plan, as amended effective March 8, 2024.

In addition, Mr. Shortt is a party to an employment letter dated March 19, 2025, whereby he received a grant of 287,949 RSUs and 259,400 stock options. The RSUs vest on or around the fourth annual anniversary of the Post-Emergence Vesting Commencement Date (as defined above) and the options vest as to 25% on the first anniversary of the grant date and as to 75% in three ratable installments on each of the second, third and fourth anniversaries of the Post-Emergence Vesting Commencement Date, in each case subject to Mr. Shortt’s continued service through the applicable vesting dates. The options have a per share exercise price as follows: (a) 50% with a per share exercise price equal to $45.70, and (b) 50% with a per share exercise price equal to $60.95. In the event of a change in control, where the per share price received by the stockholders in connection with such change in control equals or exceeds $45.70, the awards will fully accelerate. In addition, in the event Mr. Shortt’s employment is terminated by the Company without “cause” or by him for “good reason” on or prior to the first anniversary of the Post-Emergence Vesting Commencement Date with respect to the RSUs or the first anniversary of the grant date with respect to the options, 25% of the RSUs and options, and following such date, a pro-rated number of RSUs and options based on Mr. Shortt’s period of employment during the vesting period, will accelerate. In addition, in the event of such a qualifying termination, the options will remain outstanding through their original expiration date. The letter agreement provides that the RSUs and options are not subject to the terms of the Executive Severance Plan. Subject to the forgoing, in the event of Mr. Shortt’s termination without “cause” or for “good reason,” he will be eligible to receive severance benefits which are no less than those provided for the Executive Severance Plan subject to his compliance with the applicable conditions the Executive Severance Plan.

Mr. Shortt also entered into the Company’s standard Proprietary Information and Inventions Assignment Agreement, which subjects him to certain restrictive covenants, including confidentiality and one-year post employment restrictions on competition and solicitation of employees, vendors and customers of the Company. The employment agreement contains a perpetual non-disparagement covenant.

Amended Employment Letter with Agnieszka Zakowicz

Ms. Zakowicz, our Chief Financial Officer, is party to an amended employment letter effective May 17, 2024. Pursuant to the amendment to Ms. Zakowicz’s employment letter, if Ms. Zakowicz’s employment is terminated without Cause or for Good Reason (each as defined in the Executive Severance Plan), she is subject to the terms and benefits of the Executive Severance Plan.

Ms. Zakowicz also entered into the Company’s standard Proprietary Information and Inventions Assignment Agreement, which subjects her to certain restrictive covenants, including confidentiality and one-year post-employment restrictions on competition and solicitation of employees, vendors and customers of the Company.

Employment Letter with Anna-Lisa Corrales

Ms. Corrales, our Chief Legal Officer, Chief Compliance Officer and Secretary is party to an employment letter effective August 23, 2024. Pursuant to the employment letter, if Ms. Corrales’s employment is terminated without Cause or for Good Reason (each as defined in the Executive Severance Plan), she is subject to the terms and benefits of the Executive Severance Plan.

Ms. Corrales also entered into the Company’s standard Proprietary Information and Inventions Assignment Agreement in connection with her employment, which provides that Ms. Corrales will be subject to a one-year post-termination non-competition and non-solicitation of customers and employees covenants, as well as a perpetual confidentiality covenant.

PAY Versus PERFORMANCE

In accordance with SEC rules applicable to Smaller Reporting Companies, the following table sets forth additional information concerning the compensation of each individual who served as our Principal Executive Officer (PEO) and our other (non-PEO) named executive officers (“NEOs”) for each of the fiscal years ended December 31, 2024 2023, and 2022 and our net income and TSR performance for each such fiscal year.

Year	Summary Compensation Table Total for PEO One (Hennessy)	Compensation Actually Paid to PEO One (1)(2) (Hennessy)	Summary Compensation Table Total for PEO Two (Shortt)	Compensation Actually Paid to PEO Two (1)(2) (Shortt)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Loss (in thousands)
2024	-	-	$2,771,677	$914,544	$783,013	$388,663.16		($165,124)

2023	-	-	$2,335,923	$1,090,642	$1,028,962	$615,796	1.47	($364,611)
2022	$210,385	($5,210,335	$7,898,272	$5,226,443	$1,601,032	$471,943	2.49	($451,910)

(1) Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2024	Thomas Shortt	Agnieszka Zakowicz, Anna-Lisa Corrales, Robert Krakowiak, and Patricia Moran
2023	Thomas Shortt	Robert Krakowiak and Patricia Moran
2022	Paul Hennessy and Thomas Shortt	Robert Krakowiak and Patricia Moran

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2024
Adjustments	PEO Two (Shortt)	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(28,215)	(12,854)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	11,414	2,348
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	0	0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(1,762,171)	(359,206)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(78,152)	(24,638)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	0	0
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	0	0
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	0	0
TOTAL ADJUSTMENTS	(1,857,123)	(394,350)

(2) Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); and (ii) for stock options, a Black Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining term the awards are expected to be outstanding as of the applicable revaluation date, and in all cases based on volatility and risk free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and prior fiscal years.

All equity awards reflect an automatic conversion of the prior common stock at a ratio of 1-for-5 in connection with the Company’s emergence from bankruptcy and adjustment to reflect that such awards now cover the new common stock of the post-emergence company.

Narrative Disclosure to Pay Versus Performance Table

The following describes the relationship between compensation actually paid to our PEOs and the average of compensation actually paid to our remaining NEOs with (i) our cumulative TSR and (ii) our net loss.

Our executive compensation program emphasizes equity compensation and has been historically heavily weighted in that direction. As a result of this emphasis, compensation actually paid to our PEO and the average of compensation actually paid to our remaining NEOs is significantly impacted by our TSR performance.

Despite improvements in the business, including a $200.4M or 55% improvement in Net Income (Loss) from 2023 to 2024, our PEO's (Mr. Shortt's) Compensation Actually Paid decreased by 16.1% for 2024; TSR declined 89% from

2023 to 2024. Compensation actually paid to our non-PEO NEOs decreased by 36.9% year over year from 2023 to 2024 (from $615,976 to $388,663) due to the decline of equity value from 2023 to 2024. The compensation actually paid to our PEO (Mr. Shortt) and to non-PEO NEOs is 67% and 50% below total compensation, respectively, as reported in the Summary Compensation Table, which reflects the decrease in our TSR during 2024.

The compensation actually paid to Mr. Hennessy (our first PEO during 2022) is significantly below zero at negative $5.2 million for 2022, largely reflecting his forfeited equity awards at the time of his termination. Mr. Shortt commenced employment with Vroom in January 2022 and became our PEO effective May 2022. His compensation actually paid for 2022 reflects a one-time bonus to induce Mr. Shortt to join Vroom and equity granted to him to compensate for equity he forfeited upon leaving his prior role, as well as additional equity compensation to induce him to accept the CEO role. His compensation actually paid for 2022 is 33.8% below his total compensation as reported in the Summary Compensation Table, which reflects the decrease in our TSR during 2022. The average compensation actually paid to Mr. Shortt (PEO) and other NEOs was $5,226,443 and $471,943. For our non-PEO NEOs, this remained 70.5% below their average total compensation for 2022 as reported in the Summary Compensation Table.

DIRECTOR COMPENSATION

Director Compensation Table for Fiscal 2024

The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Robert J. Mylod, Jr.	$0	$0	$0
Timothy M. Crow	$0	$0	$0
Michael J. Farello	$0	$0	$0
Laura W. Lang	$0	$0	$0
Laura G. O’Shaughnessy	$0	$0	$0
Paula B. Pretlow	$0	$0	$0
Robert R. Krakowiak	$0	$0	$0

See “Non-Employee Director Compensation Policy” section below for additional information.

During 2020, Mr. Farello entered into a nominee agreement instructing the Company to pay all cash compensation earned in connection with his services on our Board of Directors directly to his employer, Catterton Management Company, L.L.C. Any RSUs granted to Mr. Farello will be held by him as nominee for an investment fund of Catterton Management Company, L.L.C.

The following table sets forth the RSUs and option awards held by each of our non-employee directors as of December 31, 2024:

Name	RSUs(1)	Stock Options(1)
Robert J. Mylod	244	625
Timothy M. Crow	632
Michael J. Farello	244
Laura W. Lang	244
Laura G. O’Shaughnessy	244
Paula B. Pretlow	0
Robert R. Krakowiak	3,534	749

____________

(1) Share counts reflect the automatic conversion at a ratio of 1-for-5 in connection with the emergence from bankruptcy on January 14, 2025.

Non-Employee Director Compensation Policy

Our Board of Directors adopted an Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”) that applies to each of our non-employee directors.

Pursuant to the Director Compensation Policy, each non-employee director will receive a mixture of cash and equity compensation, including a $30,000 annual cash retainer (plus additional cash retainers for service as chairperson of the board of directors or chairing or service on board committees). A non-employee director serving as the chair of a committee will receive a fee only for such director’s service as chair of such committee, and will not be eligible to receive any additional fees for membership on such committee.

Under the Director Compensation Policy, non-employee directors are eligible to receive cash retainer fees with respect to their service as follows:

Position	Board Fee
Board Member	$30,000
Independent Executive Chair	$20,000
Board Chair	$10,000
Audit Committee Chair	$10,000
Audit Committee Member (Non-Chair)	$5,000
Compensation Committee Chair	$5,000
Compensation Committee Member (Non-Chair)	$2,500
Nominating & Corporate Governance Committee Chair	$4,000
Nominating & Corporate Governance Committee Member (Non-Chair)	$2,000

Eligible directors will also receive equity awards of restricted stock units pursuant to the non-employee director compensation policy. On each annual meeting of our stockholders, directors elected to our board of directors will be eligible to receive an award of restricted stock units with a grant date fair value of $100,000. In addition, directors appointed to our board of directors on any date other than an annual meeting of our stockholders will be eligible to receive initial awards of restricted stock units with a grant date fair value of $100,000, subject to proration based on the portion of the year which has elapsed since the previous annual meeting. The grant date fair value of all RSU grants will be determined based on the average stock price over the ten consecutive trading days immediately preceding the grant date. Each RSU award will vest on the earlier of the date of the first annual meeting of our stockholders following the grant date and the first anniversary of the grant date, subject to the director’s continued service with us through the applicable vesting date.

In April 2021, we amended our Director Compensation Policy to provide, on a go-forward basis, an additional restricted stock unit grant to new directors, elected or appointed on or after the date of such amendment, with a grant date fair value of $300,000, determined based on the average stock price over the ten consecutive trading days immediately precedent the grant date. In June 2022, we amended the grant date fair value to $100,000. This RSU award will vest 1/3 ratably on each of the first, second and on the third anniversary of the grant date, subject to such director’s continued service with us through the applicable vesting date.

On April 27, 2024, in light of the Ecommerce Wind-Down, the Board approved a suspension of the payment of all compensation under the Director Compensation Policy, including both the cash retainer and equity grants, until further determination by the Board. As a result, no cash compensation or equity awards were received by the non-employee directors for 2024. As of March 12, 2025, the Board determined it was in the best interests of the Company and its stockholders to resume the payment of all cash and equity compensation to non-employee members of the Board and approved the resumption of the payment of cash and equity compensation under the Director Compensation Policy.

On March 12, 2025, in recognition of the services of certain non-employee members of the Board during the period in which the Director Compensation Policy was suspended, the Board approved a grant to: (i) each of Robert Mylod, Laura Lang, Laura O’Shaughnessy, Michael Farello, Paula Pretlow, Robert Krakowiak and Tim Crow, a make-whole annual award of restricted stock units equal to $100,000 pursuant to the 2020 Plan; (ii) Matthew Pietroforte, an award of restricted stock units equal to $41,096 (representing a pro-rated grant based a fraction that reflects 365 minus the number of days in the period beginning on the date of the annual meeting of stockholder immediately preceding Mr. Pietroforte’s commencement of service on the Board and ending on such commencement date and the denominator of which is 365), which, in each case, shall vest on the earlier of (a) the day immediately preceding the date of the first annual meeting of stockholders following the date of grant and (b) the first anniversary of the date of grant subject to the director continuing in service on the Board through the vesting date; and (iii) Matthew Pietroforte, an additional start date award of restricted stock units equal to $100,000 pursuant to the 2020 Plan which shall vest in equal installments of one third on each of the first, second and third anniversaries of the date of Mr. Pietroforte’s commencement of service on the Board, subject to the director continuing in service on the Board through the applicable vesting date.

Securities Authorized For Issuance under Equity Compensation Plans

The following table provides information on our equity compensation plans as of December 31, 2024:

Plan Category:	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (5)
Equity compensation plans approved by security holders (1)	30,441	(2)	$2,557.77(4)	91,694	(6)
Equity compensation plans not approved by security holders (3)	348	(7)	$1,811.51(8)	6,488	(9)
Total	30,789		$2,543.38	98,182

(1)
Consists of the 2014 Plan and the 2020 Plan.
(2)
Consists of 1,844 outstanding options to purchase stock under the 2014 Plan, 2,684 outstanding options to purchase stock under the 2020 Plan, and 25,913 restricted stock units outstanding under the 2020 Plan. Following the effectiveness of the 2020 Plan, no further grants were permitted to be made under the 2014 Plan, though existing awards remain outstanding.
(3)
Consists of the Vast.com 2016 Stock Incentive Plan (the "2016 Vast.com Plan"), which was assumed by us in connection with our acquisition of CarStory in January 2021, and the Vroom, Inc. 2022 Inducement Award Plan (the "2022 Inducement Award Plan"). Following our acquisition of CarStory, no further awards have been made under the 2016 Vast.com Plan.
(4)
The weighted-average exercise price of outstanding options under the 2014 Plan and 2020 Plan was $2,557.77 and no weighting was assigned to restricted stock units as no exercise price is applicable to restricted stock units.
(5)
The 2020 Plan provides for an annual increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2030, equal to the lesser of (A) four percent 4% of the outstanding shares of all classes of our common stock on the last day of the immediately preceding fiscal year and (B) such lesser amount as determined by the Board or the compensation committee; provided, however, no more than 125,000 shares may be issued upon the exercise of ISOs. Any shares distributed pursuant to an award may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market. Pursuant to the Prepackaged Chapter 11 Plan, our existing 2020 Plan was amended to increase the number of shares reserved for issuance under the 2020 Plan by 5,162,873 shares to account for the proposed post-emergence management incentive program, which accounts for 15% of the fully-diluted, newly issued common stock as of January 14, 2025, inclusive of warrants, the management incentive program and the converted existing equity awards.
(6)
Includes 91,694 shares available for future issuance under the 2020 Plan. Following the effectiveness of the 2020 Plan, no further grants were permitted to be made under the 2014 Plan, though existing awards remain outstanding.
(7)
Consists of 89 outstanding options to purchase stock under the 2016 Vast.com Plan, and 259 restricted stock units outstanding under the 2022 Inducement Award Plan.
(8)
The weighted-average exercise price of outstanding options under the 2016 Vast.com Plan was $1,811.51. There were no outstanding options, warrants, or rights pursuant to the 2022 Inducement Award Plan.
(9)
Includes 6,488 shares available for future issuance under the 2022 Inducement Award Plan. Prior to the Company’s emergence from bankruptcy on January 14, 2025, awards under the Inducement Award Plan could only be granted to a newly hired employee who has not previously been an employee or a member of the Board or an employee who is being rehired following a bona fide period of non-employment by the Company, in each case as a material inducement to the employee's entering into employment. Following the Company’s emergence from bankruptcy, no further awards may be granted under the 2022 Inducement Plan. Following our acquisition of CarStory, no further awards will be made under the 2016 Vast.com Plan.

All exercise prices and share counts in the table above and related footnotes give effect to the automatic conversion of the prior common stock at a ratio of 1-for-5 in connection with the Company’s emergence from bankruptcy on January 14, 2025, and adjustment to reflect that such awards now cover the new common stock of the post-emergence company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth beneficial ownership of our common stock as of April 17, 2025 by:

• each person who is known to be the beneficial owner of more than 5% of shares of our common stock;

• each of our current named executive officers and directors; and

• all current executive officers and directors as a group.

The number of shares beneficially owned by each stockholder as described herein is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 17, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage ownership is based on 5,162,873 shares of our common stock outstanding as of April 17, 2025. Share counts give effect to the automatic conversion of the prior common stock at a ratio of 1-for-5 in connection with the Company’s emergence from bankruptcy on January 14, 2025, including any information reported below from sources pre-dating the conversion. Unless otherwise indicated, the address of all listed stockholders is 4700 Mercantile Drive, Fort Worth, Texas 76137.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

	Shares of common stock beneficially owned
Name of beneficial owner	Number	Percentage
5% Stockholders
Mudrick Capital Management, L.P. (1)	3,953,081	76.58%
Silverback Asset Management, LLC (2)	418,093	8.09%
Named Executive Officers and Directors
Robert J. Mylod, Jr.(3)	36,125	*
Timothy M. Crow(4)	4,373	*
Michael J. Farello	—	—
Laura W. Lang (5)	4,556	*
Laura G. O’Shaughnessy (6)	4,592	*
Paula B. Pretlow (7)	4,766	*
Matthew J. Pietroforte	—	—
Nikul Patel	—	—
Thomas H. Shortt (8)	10,095	*
Robert R. Krakowiak (9)	8,282	*
Patricia Moran (10)	2,775	*
Agnieszka Zakowicz (11)	1,120	*
Anna-Lisa C. Corrales (12)	627	*
All executive officers and directors as a group (14 persons) (13)	77,684	1.50%

____________

* Less than 1%

(1) Consists of 3,952,231 shares of common stock directly held by Mudrick Distressed Opportunity Fund Global, L.P., Mudrick Distressed Opportunity Drawdown Fund II, L.P., Mudrick Distressed Opportunity Drawdown Fund II SC, L.P., Mudrick Distressed Opportunity Drawdown Fund III, L.P., Mudrick Distressed Opportunity 2020 Dislocation Fund, L.P., Mudrick Distressed Opportunity SIF Master Fund, L.P., and certain accounts managed by Mudrick Capital Management, L.P. in the aggregate. Each of Mudrick Capital Management, L.P., Mudrick Capital Management, LLC and Jason Mudrick has shared voting power and shared dispositive power over 3,952,231 shares of common stock. Each of Mudrick Distressed Opportunity

Fund Global, L.P. and Mudrick GP directly owns, and has shared voting power and shared dispositive power over, 1,058,822 shares of common stock. Mudrick Distressed Opportunity Drawdown Fund II, L.P. directly owns and has shared voting power and shared dispositive power over 725,385 shares of common stock. Mudrick Distressed Opportunity Drawdown Fund II SC, L.P. directly owns and has shared voting power and shared dispositive powers over 67,695 shares of common stock. Mudrick Distressed Opportunity Drawdown Fund II GP, LLC has shared voting power and shared dispositive power over 793,080 shares of common stock. Each of Mudrick Distressed Opportunity Drawdown Fund III, L.P. and Mudrick Distressed Opportunity Drawdown Fund III GP, LLC has shared voting power and shared dispositive power over 44,005 shares of common stock. Mudrick Distressed Opportunity Drawdown Fund III GP, LLC has shared voting power and shared dispositive power over 793,080 shares of common stock. Each of Mudrick Distressed Opportunity 2020 Dislocation Fund, L.P. and Mudrick Distressed Opportunity 2020 Dislocation Fund GP, LLC has shared voting power and shared dispositive power over 200,657 shares of common stock. Each of Mudrick Distressed Opportunity SIF GP, LLC and Mudrick Distressed Opportunity SIF Master Fund, L.P., has shared voting power and shared dispositive power over 181,163 shares of common stock. The address of the entities mentioned in this footnote is 527 Madison Avenue, 6th Floor, New York, NY 10022. This information is based on a Schedule 13D/A filed on February 20, 2025. In addition, Mudrick Capital Management, L.P. has 1,570 RSUs that will vest within 60 days of April 17, 2025.

(2) Silverback Asset Management, LLC and Elliot Bossen have sole voting power over 418,093 shares of common stock. The address of Elliot Bossen and Silverback Asset Management, LLC is c/o Silverback Asset Management, LLC, 1414 Raleigh Road, Suite 250, Chapel Hill, NC 27517.

(3) Consists of (i) 2,669 shares of common stock, (ii) 2,669 warrants, (iii) 625 vested options that have vested and are fully exercisable, and (iv) 3,820 restricted stock units that vest within 60 days of April 17, 2025, held by Mr. Mylod. Also includes (i) 13,171 shares of common stock and (ii) 13,171 warrants held by Annox Capital, LLC (“Annox Capital”). Mr. Mylod is the managing member of Annox Capital and therefore holds voting or dispositive power over the shares held by Annox Capital. The address for Annox Capital is 480 Pierce Street, Suite 240, Birmingham, MI 48009. This information is based on a Form 4 filed on March 14, 2025 and information known to us.

(4) Consists of (i) 553 shares of common stock and (ii) 3,820 restricted stock units that vest within 60 days of April 17, 2025.

(5) Consists of (i) 490 shares of common stock, (ii) 246 warrants, and (iii) 3,820 restricted stock units that vest within 60 days of April 17, 2025.

(6) Consists of (i) 508 shares of common stock, (ii) 264 warrants, and (iii) 3,820 restricted stock units that vest within 60 days of April 17, 2025.

(7) Consists of (i) 473 shares of common stock, (ii) 473 warrants, and (iii) 3,820 restricted stock units that vest within 60 days of April 17, 2025.

(8) Consists of (i) 8,382 shares of common stock, (ii) 214 warrants, (iii) 1000 options that have vested and are fully exercisable, and (iv) 500 options that vest within 60 days of April 17, 2025.

(9) Consists of (i) 3,624 shares of common stock, (ii) 89 warrants, (iii) 500 options that have vested and are fully exercisable, (iv) 3,820 restricted stock units that vest within 60 days of April 17, 2025, and (v) 249 options that vest within 60 days of April 17, 2025.

(10) Consists of (i) 2,157 shares of common stock, (ii) 57 warrants, and (iii) 561 options that have vested and are fully exercisable.

(11) Consists of (i) 980 shares of common stock, (ii) 65 warrants, and (iii) 75 options that have vested and are fully exercisable.

(12) Consists of (i) 166 shares of common stock, (ii) 136 warrants, (iii) 225 options that have vested and are fully exercisable, and (iv) 100 restricted stock units that vest within 60 days of April 17, 2025.

(13) Consists of (i) 33,507 shares of common stock, (ii) 17,422 warrants, (iii) 2,986 shares of common stock subject to options that are currently exercisable, (iv) 749 options that will become exercisable within 60 days of April 17, 2025, and (v) 23,020 restricted stock units that will vest within 60 days of April 17, 2025, in each case held by all of our current directors and executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the sections titled “Executive Compensation,” the following is a description of certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock that occurred since January 1, 2023.

Credit Agreement with Mudrick Capital Management, L.P

On March 8, 2025, Vroom, Inc., UACC and its indirect subsidiary Darkwater Funding LLC, as co-borrowers, entered into a credit agreement with Mudrick Capital Management, L.P. (“Lender”), a related party due to their holdings of the Company’s common stock, for a $25.0 million delayed draw term loan facility (“Delayed Draw Facility”). The Delayed Draw Facility allows for multiple drawdowns by each co-borrower, subject to satisfaction of usual and customary conditions precedent. The Delayed Draw Facility bears interest at a rate of Term SOFR + 850 bps, payable quarterly in arrears, with a full payment-in-kind option. Interest is also payable upon any payment of principal. The co-borrowers’ obligations under the Delayed Draw Facility will be collateralized by asset backed residual certificates in certain UACC securitization trusts. The Delayed Draw Facility matures on December 31, 2026; however, borrowings can be prepaid at any time, in whole or in part, without penalty or premium. Once amounts are repaid they may not be reborrowed. The Delayed Draw Facility includes certain usual and customary covenants with respect to the co-borrowers’ activities and the collateral.

Board Observer

Pursuant to a Board Observer Agreement, dated as of February 18, 2025, by and among the Company and Jason Mudrick, who is the founder and chief investment officer of Mudrick Capital Management, L.P., a related party due to their holdings of the Company’s common stock (the “Board Observer Agreement”), Mr. Mudrick is serving as a non-voting observer of the Board (the “Board Observer”). As Board Observer, Mr. Mudrick has the right to attend each meeting of the Board or any of its committees as a non-voting observer and is not a member of the Board or any of its committees. The Company has agreed to reimburse Mr. Mudrick for all reasonable and documented out-of-pocket expenses incurred in connection with attending meetings of the Board or any of its committees, but Mr. Mudrick will not receive any other compensation in connection with his role as Board Observer.

Director and Officer Indemnification and Insurance

Our amended and restated certificate of incorporation and amended and restated bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions. We have entered into separate indemnification agreements with each of our directors and executive officers. We have also purchased directors’ and officers’ liability insurance for each of our directors and executive officers.

Our Policy Regarding Related Person Transactions

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the audit committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chair of the Audit Committee subject to ratification of the transaction by the audit committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the audit committee for ratification at the audit committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our current executive officers:

Name	Age	Position
Thomas H. Shortt (1)	56	Chief Executive Officer and Director
Agnieszka Zakowicz	52	Chief Financial Officer and Treasurer
Anna-Lisa C. Corrales	49	Chief Legal Officer, Chief Compliance Officer and Secretary
Jon Sandison	37	UACC Chief Financial Officer

(1) See “Proposal One—Election of Directors” for more information about Mr. Shortt.

Agnieszka Zakowicz has served as the Chief Financial Officer and Treasurer of Vroom since May 2024. Prior to that, she served as Senior Vice President and Principal Accounting Officer of Vroom since July 2022, and as Vice President of SEC Reporting and Accounting Policy since August 2020, where she was responsible for financial reporting, technical accounting and SOX compliance. Previously, Ms. Zakowicz served as Senior Director of Accounting Policy since joining the Company in January 2019. Prior to joining the Company, Ms. Zakowicz worked as a Director in the Capital Markets and Accounting Advisory Practice at PricewaterhouseCoopers LLP for 18 years, where she assisted various clients with the financial reporting aspects of capital market transactions and technical accounting. Ms. Zakowicz holds a Bachelor’s Degree from the Warsaw School of Economics.

Anna-Lisa C. Corrales has served as the Company’s Chief Legal Officer, Chief Compliance Officer, and Secretary since August 2024. Prior to that, she served as the Company’s Chief Compliance Officer since April 2023 and as Vice President of Legal Affairs, Compliance since December 2019. Previously, Ms. Corrales was the General Counsel and Corporate Secretary of Jaguar Land Rover North America from 2008 to 2019. She also spent several years in private practice at the law firms of Frankfurt Kurnit Klein & Selz and Paul Weiss Rifkind Wharton & Garrison. From 2002 to 2003, Ms. Corrales served as a law clerk to the Honorable Ronald L. Ellis in the U.S. District Court for the Southern District of New York. Ms. Corrales holds a Bachelor of Arts from Duke University and a Juris Doctor from New York University School of Law.

Jon Sandison has served as the Chief Financial Officer of UACC since February 2024. Prior to that, he served as the Vice President of Investor Relations and Financial Planning & Analysis at Vroom, after starting at the Company in October 2022. Previously, Mr. Sandison led global Financial Planning & Analysis at Stoneridge, Inc., from 2017 to 2022. He also held leadership roles in Commercial and Community Banking at J.P. Morgan Chase from 2009 to 2015. Mr. Sandison holds a Bachelor of Business Administration from Wayne State University.

QUESTIONS AND ANSWERS ABOUT THE 2025 ANNUAL MEETING OF STOCKHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 17, 2025. You are entitled to vote at the Annual Meeting only if you are a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on April 17, 2025, there were 5,162,873 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

WHY HAVE I RECEIVED A “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS”?

As permitted by SEC rules, we are making this proxy statement and our 2024 Annual Report available to certain of our stockholders electronically via the Internet. On or about May 2, 2025, we intend to commence mailing to these stockholders a Notice of Internet Availability of Proxy Materials (“Internet Notice”) containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, then you should follow the instructions for requesting such materials contained on the Internet Notice.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at the meeting constitutes a quorum for the transaction of business.

WHO CAN ATTEND AND VOTE AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS?

For cost efficiency reasons and for increased accessibility by stockholders, the Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/VRM2025.

To participate and vote at the Annual Meeting, you will need the 16-digit control number included on your Internet Notice or your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 3:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin shortly before the meeting time, and you should allow ample time for check-in procedures.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the Annual Meeting login page. You will need to obtain your own Internet access.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted via the virtual meeting platform by stockholders during the meeting that are pertinent to the Company and the meeting matters. The Company will endeavor to answer as many questions submitted by stockholders as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•
irrelevant to the business of the Company or to the business of the Annual Meeting;
•
related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•
related to any pending, threatened or ongoing litigation;
•
related to personal grievances;
•
derogatory references to individuals or that are otherwise in bad taste;
•
substantially repetitious of questions already submitted by another stockholder;
•
in excess of the two question limit;
•
in furtherance of the stockholder’s personal or business interests; or
•
out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Annual Meeting?”.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that stockholders vote prior to the meeting by proxy even if they plan to attend the Annual Meeting and vote during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 11, 2025. We encourage stockholders to submit their proxy via telephone or the Internet.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•
by submitting a duly executed proxy bearing a later date;
•
by granting a subsequent proxy through the Internet or telephone;
•
by giving written notice of revocation to the Secretary of Vroom prior to the Annual Meeting; or
•
by voting during the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote during the Annual Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on pages 8, 22 and 25 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Voting Standard	Effect of Votes Withheld/Abstentions And Broker Non-Votes

Proposal No. 1: To elect Robert J. Mylod, Jr., Robert R. Krakowiak, Timothy M. Crow, Michael J. Farello, Laura G. O’Shaughnessy, Matthew J. Pietrofore, Nikul Patel, and Thomas H. Shortt to our Board of Directors to serve for a one-year term ending at the 2026 Annual Meeting

	Plurality of votes cast	Votes withheld and broker non- votes will have no effect.
Proposal No. 2: To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	Majority of votes cast	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.
Proposal No. 3: To approve, on an advisory (non-binding) basis, the compensation of our named executive officers	Majority of votes cast	Abstentions and broker non-votes will have no effect.

WHAT IS AN ABSTENTION AND VOTE WITHHELD AND DO THEY COUNT FOR DETERMINING A QUORUM

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the other proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of RSM as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. Because brokers have discretionary authority to vote on the ratification of the appointment of our independent registered public accounting firm, we do not expect any broker non-votes in connection with that proposal. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. Those items for which your broker cannot vote result in broker non-votes if you do not provide your broker with voting instructions on such items. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at 4700 Mercantile Drive, Fort Worth, Texas 76137. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than January 2, 2026. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Chief Legal Officer and Secretary.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2026 Annual Meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Secretary at our principal executive offices not later than March 14, 2026 and not before February 12, 2026. However, if the 2026 Annual Meeting is more than 30 days before or 60 days after the first anniversary of the 2025 Annual Meeting, notice must be so delivered or received not later than the close of business on the 10th day following the date on which public disclosure of the date of such annual meeting was first made. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2026 Annual Meeting. In addition to satisfying the foregoing requirements under the Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

Householding of Annual Meeting Materials

The SEC’s rules permit us and banks, brokers and other agents to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we and certain banks, brokers or other agents have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Other Matters

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and email by directors, officers and other employees of Vroom who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2026 Annual Meeting of Stockholders. Stockholders may obtain our Proxy Statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD AS OF APRIL 17, 2025, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR CHIEF LEGAL OFFICER AND SECRETARY, VROOM, INC., 4700 MERCANTILE DRIVE, FORT WORTH, TEXAS 76137. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Anna-Lisa Corrales

Chief Legal Officer, Chief Compliance Officer and Secretary
April 29, 2025

ANNEX A

vroom®

VROOM, INC.
4700 MERCANTILE DRIVE
FORT WORTH, TEXAS 76137

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VRM2025**

You may attend the meeting via the Internet and vote during the meeting. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 11, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V74387-P29561 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VROOM, INC.

The Board of Directors recommends you vote FOR the following nominees listed:

	For All	Withhold All	For All Except
1. Election of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert J. Mylod
02) Timothy M. Crow
03) Michael J. Farello
04) Robert R. Krakowiak
05) Laura G. O'Shaughnessy
06) Nikul Patel
07) Matthew J. Pietroforte
08) Thomas H. Shortt

The Board of Directors recommends you vote FOR Proposals 2 and 3.

	For	Against	Abstain
2. Ratify the appointment of RSM US LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2025.	☐	☐	☐
3. Approve, on an advisory (non-binding) basis, the compensation of the named executive officers of the Company.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any continuation, adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date